UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.   )

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☐	Soliciting Material Pursuant to §240.14a-12

FORTINET, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Dear Fortinet Stockholder:

Notice is hereby given that the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of Fortinet, Inc., a Delaware corporation, will be held on Thursday, June 20, 2013, at 10:00 a.m., Pacific time, at Fortinet’s principal executive offices located at 1090 Kifer Road, Sunnyvale, CA 94086, for the following purposes:

1.	To elect the two Class I directors listed in the accompanying proxy statement to serve for a term of three years or until their respective successors have been duly elected and qualified.
2.	To ratify the appointment of Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
3.	To hold an advisory vote on executive compensation.
4.	To approve the adoption of the Fortinet, Inc. Cash and Equity Incentive Plan.
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The preceding items of business are more fully described in the proxy statement accompanying this notice. Any action on the items of business described above may be considered at the 2013 Annual Meeting at the time and on the date specified above or at any time and date to which the 2013 Annual Meeting may be properly adjourned or postponed. Only stockholders of record at the close of business on April 22, 2013 are entitled to notice of and to vote at the 2013 Annual Meeting.

We have elected to provide access to our proxy materials over the Internet. Accordingly, stockholders of record at the close of business on April 22, 2013 will receive a Notice of Internet Availability of Proxy Materials and may vote at the 2013 Annual Meeting and any meetings pursuant to postponements or adjournments of the 2013 Annual Meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about April 29, 2013.

Your vote is very important. Whether or not you plan to attend the 2013 Annual Meeting, we encourage you to read the proxy statement and vote as instructed in the Notice of Internet Availability of Proxy Materials or vote on the Internet or by telephone as soon as possible. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper copy of the proxy materials, which include a proxy card to submit your vote by mail. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2013 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability of Proxy Materials.

Thank you for your ongoing support of Fortinet.

By Order of the Board of Directors,
Ken Xie President and Chief Executive Officer Sunnyvale, California April 29, 2013

PROXY STATEMENT
FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

Page
QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING AND PROCEDURAL MATTERS	1
Why am I receiving these materials?	1
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	1
How can I get electronic access to the proxy materials?	1
Can I attend the 2013 Annual Meeting?	1
Who is entitled to vote at the 2013 Annual Meeting?	2
What is the difference between holding shares as a stockholder of record or as a beneficial owner?	2
How can I vote my shares in person at the 2013 Annual Meeting?	2
How can I vote my shares without attending the 2013 Annual Meeting?	3
How many shares must be present or represented to conduct business at the 2013 Annual Meeting?	3
What proposals will be voted on at the 2013 Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
How are votes counted?	4
How does the Board of Directors recommend that I vote?	4
What happens if additional matters are presented at the 2013 Annual Meeting?	4
Can I change my vote?	4
What happens if I decide to attend the 2013 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?	5
What should I do if I receive more than one set of voting materials?	5
Is my vote confidential?	5
Who will serve as inspector of election?	5
Where can I find the voting results of the 2013 Annual Meeting?	5
Who will bear the cost of soliciting votes for the 2013 Annual Meeting?	5
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6
How may I obtain a separate set of proxy materials or the 2012 Annual Report?	6
PROPOSAL ONE — ELECTION OF DIRECTORS	7
General	7
Nominees	7
Information Regarding the Board of Directors and Director Nominees	7
PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
General	11
Principal Accounting Fees and Services	11

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FORTINET, INC.
1090 Kifer Road
Sunnyvale, CA 94086

PROXY STATEMENT
FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING AND
PROCEDURAL MATTERS

Q:	Why am I receiving these materials?
A:	The Board of Directors of Fortinet, Inc. is providing these proxy materials to you in connection with the solicitation of proxies for use at Fortinet’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) to be held on Thursday, June 20, 2013 at 10:00 a.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement.

We expect to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 29, 2013. Copies of our proxy materials and 2012 Annual Report are available at www.envisionreports.com/FTNT.

The 2013 Annual Meeting will be held at Fortinet’s principal executive offices, located at 1090 Kifer Road, Sunnyvale, CA 94086. The telephone number at that location is (408) 235-7700. As a stockholder, you are invited to attend the 2013 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Q:	How can I get electronic access to the proxy materials?
A:	The Notice will provide you with instructions regarding how to:
•	View our proxy materials for the 2013 Annual Meeting on the Internet; and
•	Have future proxy materials sent to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.

Q:	Can I attend the 2013 Annual Meeting?
A:	You are invited to attend the 2013 Annual Meeting if you were a stockholder of record or a beneficial owner as of April 22, 2013 (the “Record Date”). You should bring proof of ownership and photo identification for entrance to the 2013 Annual Meeting. The meeting will begin promptly at 10:00 a.m., Pacific time and you should leave ample time for the check-in procedures. Stockholders may request directions to our principal executive offices in order to attend the 2013 Annual Meeting by calling (408) 235-7700.

Q:	Who is entitled to vote at the 2013 Annual Meeting?
A:	You may vote your shares of Fortinet common stock if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 162,190,026 shares of Fortinet common stock outstanding and entitled to vote at the 2013 Annual Meeting. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented.
Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?
A:	If your shares are registered directly in your name with Fortinet’s transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record,” and the Notice has been sent directly to you by Fortinet. As the stockholder of record, you have the right to grant your voting proxy directly to Fortinet or to a third party, or to vote in person at the 2013 Annual Meeting.

If your shares are held by a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you together with voting instructions on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the 2013 Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2013 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2013 Annual Meeting.

If you hold your shares through a broker and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters but not on non-routine matters. Even though we are a NASDAQ-listed company, the New York Stock Exchange (“NYSE”) rules govern how a broker licensed by the NYSE can vote shares it holds on behalf of stockholders of NASDAQ-listed companies. As a result:

•	Your broker will not have the authority to exercise discretion to vote your shares with respect to the election of directors, the advisory resolution on executive compensation and the approval of the Fortinet, Inc. Cash and Equity Incentive Plan because NYSE rules treat those matters as non-routine.
•	Your broker will have the authority to exercise discretion to vote your shares with respect to the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013, because that matter is treated as routine under NYSE rules.

Because the proposals to be acted upon at the 2013 Annual Meeting include both routine and non-routine matters, if you do not give voting instructions to your broker, trustee or nominee, your broker, trustee or nominee may either (1) vote your shares on routine matters or (2) leave your shares unvoted.

A broker “non-vote” occurs when your broker, trustee or nominee does not vote on a particular proposal because the broker, trustee or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you as the beneficial owner.

Q:	How can I vote my shares in person at the 2013 Annual Meeting?
A:	Shares held in your name as the stockholder of record may be voted in person at the 2013 Annual Meeting. Shares held beneficially in street name may be voted in person at the 2013 Annual Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2013 Annual Meeting, we recommend that you also submit your vote as described in the Notice and as described below, so that your vote will be counted even if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the 2013 Annual Meeting?
A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2013 Annual Meeting. There are three ways to vote by proxy:

By mail — If you are a stockholder of record, you may vote by submitting a proxy card — please refer to the voting instructions in the Notice or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee — please refer to the voting instructions provided to you by your broker, trustee or nominee.

By Internet — Stockholders of record of Fortinet common stock with Internet access may submit proxies by following the “Vote by Internet” instructions described in the Notice until 11:59 p.m., Eastern time, on June 19, 2013 or by following the instructions at www.envisionreports.com/FTNT. Most Fortinet stockholders who hold shares beneficially in street name may vote by accessing the web site specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone — Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice or the voting instruction card provided by your broker, trustee or nominee explaining this procedure.

Q:	How many shares must be present or represented to conduct business at the 2013 Annual Meeting?
A:	The presence of the holders of a majority of the shares entitled to vote at the 2013 Annual Meeting is necessary to constitute a quorum at the 2013 Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the 2013 Annual Meeting or (2) represented by proxy.

Under Delaware law, abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present at the 2013 Annual Meeting. However, as discussed above, under “What is the difference between holding shares as a stockholder of record or as a beneficial owner?” brokers have limited discretionary authority to vote shares that are beneficially owned and, therefore, are not entitled to vote on non-routine matters in the absence of voting instructions from the beneficial owner of such shares.

Q:	What proposals will be voted on at the 2013 Annual Meeting?
A:	The proposals scheduled to be voted on at the 2013 Annual Meeting are:
•	The election of the two Class I directors set forth in Proposal One to serve for a term of three years or until their respective successors are duly elected and qualified;
•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and
•	The advisory vote on executive compensation.
•	To approve the adoption of the Cash and Equity Incentive Plan.
Q:	What is the voting requirement to approve each of the proposals?
A:	We adopted a majority voting standard for uncontested elections of directors (Proposal One), which means that to be elected, a director nominee must receive a majority of the votes cast, i.e., the number of shares voted “FOR” a director nominee must exceed the votes cast “WITHHOLD” against that nominee.

The affirmative vote of a majority of the shares of our common stock that are present in person or represented by proxy at the 2013 Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Two), approve the advisory resolution on executive compensation (Proposal Three), and approve the adoption of the Cash and Equity Incentive Plan. (Proposal Four).

Q:	How are votes counted?
A:	You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal One) and “FOR,” “AGAINST” or “ABSTAIN” on the remaining proposals to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Two), to approve an advisory resolution on executive compensation (Proposal Three) and to approve the adoption of the Cash and Equity Incentive Plan (Proposal Four).

Abstentions are deemed to be shares present or represented by proxy and entitled to vote. Abstentions have no effect on proposal one and the same effect as a vote against proposals two, three and four. Broker non-votes are not deemed to be shares entitled to vote on and will have no effect on proposals one, three or four. Brokers have discretionary authority to vote shares that are beneficially owned on proposal two. If a broker chooses not vote shares for or against proposal two, it would have the same effect as an abstention.

All shares entitled to vote and represented by properly submitted proxies received prior to the 2013 Annual Meeting (and not revoked) will be voted at the 2013 Annual Meeting in accordance with the instructions indicated by such proxy. If no instructions are indicated on such proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:	How does the Board of Directors recommend that I vote?
A:	The Board of Directors recommends that you vote your shares:
•	“FOR” the two nominees for election as Class I directors (Proposal One);
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal Two);
•	“FOR” the advisory resolution on executive compensation (Proposal Three); and
•	“FOR” the adoption of the Cash and Equity Incentive Plan (Proposal Four).
Q:	What happens if additional matters are presented at the 2013 Annual Meeting?
A:	If any other matters are properly presented for consideration at the 2013 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2013 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Ken Xie and John Whittle, or either of them, will have discretion to vote on those matters in accordance with their best judgment. Fortinet does not currently anticipate that any other matters will be raised at the 2013 Annual Meeting.
Q:	Can I change my vote?
A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2013 Annual Meeting.

If you are the stockholder of record, you may change your vote (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) by providing a written notice of revocation to Fortinet’s Corporate Secretary at Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086 prior to your shares being voted, or (3) by attending the 2013 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote your shares, by attending the 2013 Annual Meeting and voting in person.

Q:	What happens if I decide to attend the 2013 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?
A:	Subject to any rules your broker, trustee or nominee may have, you may attend the 2013 Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote you cast at the 2013 Annual Meeting. Please be aware that attendance at the 2013 Annual Meeting will not, by itself, revoke a proxy.

If a broker, trustee or nominee beneficially holds your shares in street name and you wish to attend the 2013 Annual Meeting and vote in person, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. If you are a beneficial owner and you wish to attend the 2013 Annual Meeting but do not intend to vote in person or revoke your prior voting instructions, you do not need to obtain a legal proxy but you will need to bring proof of ownership and photo identification.

Q:	What should I do if I receive more than one set of voting materials?
A:	If you received more than one Notice, voting instruction card or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the instructions on each Notice or voting instruction card that you receive to ensure that all of your shares are voted.
Q:	Is my vote confidential?
A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Fortinet or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Fortinet management.
Q:	Who will serve as inspector of election?
A:	The inspector of election will be a representative of Computershare.
Q:	Where can I find the voting results of the 2013 Annual Meeting?
A:	We will announce preliminary voting results at the 2013 Annual Meeting and publish them on our web site at investor.fortinet.com/annual-proxy.cfm?. We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the 2013 Annual Meeting, which will also be available on our website.
Q:	Who will bear the cost of soliciting votes for the 2013 Annual Meeting?
A:	Fortinet will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
A:	You may submit proposals, including nominations of director candidates, for consideration at future stockholder meetings.

For inclusion in Fortinet’s proxy materials — Stockholders may present proper proposals for inclusion in Fortinet’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Fortinet’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2014 annual meeting of stockholders, stockholder proposals must be received by Fortinet’s Corporate Secretary no later than December 30, 2013, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought before the annual meeting — In addition, Fortinet’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by a stockholder who has delivered written notice to Fortinet’s Secretary within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the nominees and about the stockholder proposing such nominations.

Fortinet’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) properly brought before the meeting pursuant to Fortinet’s proxy materials with respect to such meeting, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to Fortinet’s Corporate Secretary at its principal executive offices within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the matters to be brought before such meeting and about the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the one year anniversary of the date on which Fortinet mailed its proxy materials or the Notice (whichever is earlier) to stockholders in connection with the preceding year’s annual meeting of stockholders. As a result, the Notice Period for the 2014 annual meeting of stockholders will start on February 13, 2014 and end on March 15, 2014.

If a stockholder who has notified Fortinet of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Fortinet need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Fortinet’s Corporate Secretary at our principal executive offices or by accessing Fortinet’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not included in Fortinet’s proxy materials, should be sent to Fortinet’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate set of proxy materials or the 2012 Annual Report?
A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of our proxy materials and 2012 Annual Report. Stockholders who do not receive a separate copy of our proxy materials and 2012 Annual Report and want to receive a separate copy may request to receive a separate copy of, or stockholders may request additional copies of, our proxy materials and 2012 Annual Report by calling (408) 235-7700 or by writing to Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086, Attention: Investor Relations. Stockholders who share an address and receive multiple copies of our proxy materials and 2012 Annual Report can also request to receive a single copy by following the instructions above.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board of Directors currently consists of seven members who are divided into three classes with staggered three-year terms. Each director holds office until that director’s successor is duly elected and qualified. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and seven directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.

Nominees

Two candidates have been nominated for election as Class I directors at the 2013 Annual Meeting for a three-year term expiring in 2016. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Ming Hsieh and Christopher B. Paisley for election as Class I directors. Biographical information about each of the nominees is contained in the following section. A discussion of certain qualifications, attributes and skills of each nominee that led our Board of Directors and the Nominating and Corporate Governance Committee to the conclusion that he should serve as a director has been added following each of the director and nominee biographies.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the 2013 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Nominating and Corporate Governance Committee and designated by the present Board of Directors to fill the vacancy.

If you sign your proxy card or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted for the two persons recommended by our Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card or when you vote by telephone or over the Internet. If you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF MING HSIEH AND CHRISTOPHER B. PAISLEY.

Information Regarding the Board of Directors and Director Nominees

The names of the members of our Board of Directors and our proposed director nominees, their respective ages, their positions with Fortinet (as applicable) and other biographical information as of March 31, 2013, are set forth below.

Messrs. Ken Xie and Michael Xie are brothers. There are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Ken Xie	50	President, Chief Executive Officer and Director
Michael Xie	44	Vice President of Engineering, Chief Technical Officer and Director
Ming Hsieh(3)	57	Director and Director Nominee
Chenming Hu(1)(2)*	66	Director
Hong Liang Lu(2)(3)**	58	Director
Christopher B. Paisley(1)(3)***†	60	Director and Director Nominee
William H. Neukom(1)(2)	71	Director

(1)	Member of Compensation Committee
(2)	Member of Nominating and Corporate Governance Committee
(3)	Member of Audit Committee
*	Chairman of Compensation Committee
**	Chairman of Nominating and Corporate Governance Committee
***	Chairman of Audit Committee
†	Lead Independent Director

Ken Xie has served as our President and Chief Executive Officer and a member of our Board of Directors since he co-founded the company in October 2000. Prior to co-founding Fortinet, Mr. Ken Xie was the Founder, President and Chief Executive Officer of NetScreen Technologies, Inc. (“NetScreen”), a provider of network security products, which was acquired by Juniper Networks, Inc., an IP network solutions company, in April 2004. Additionally, Mr. Ken Xie was Chief Executive Officer of SIS, Inc. and is a member of the National Academy of Engineering. Mr. Ken Xie received a B.S. and an M.S. in electrical engineering from Tsinghua University in China and an M.S. in electrical engineering from Stanford University.

Mr. Ken Xie has more than 20 years of technical and management experience in the networking and security industries, which includes his roles as a founder of Fortinet, Netscreen and SIS and as President and Chief Executive Officer of each of the foregoing companies.

Michael Xie has served as our Vice President of Engineering and Chief Technical Officer since co-founding the company in October 2000 and as a member of our Board of Directors since February 2001. Previously, he held positions as Vice President of Engineering for ServGate Technologies, Inc., a network security provider acquired by Amarium Technologies, Inc. in April 2006, Software Director and Architect for NetScreen, and Senior Software Engineer for Milkyway Networks Corporation, a network security solutions provider. Mr. Michael Xie has an M.S. degree in electrical engineering from the University of Manitoba in Canada as well as a B.S. and an M.S. in automobile engineering from Tsinghua University in China.

Mr. Michael Xie has more than 15 years of technical and operational experience in the network security industry, which includes positions as the Chief Technical Officer of Fortinet, Vice President of Engineering for ServGate Technologies, Inc. and Software Director and Architect for NetScreen.

Ming Hsieh has served as a member of our Board of Directors since April 2013. Mr. Hsieh has served as the Chairman and Chief Executive Officer of Fulgent Therapeutics Inc., a cancer drug research and development company, since September 2012. From October 2010 to June 2012, Mr. Hsieh served as the President of 3M Cogent, Inc., a provider of global biometric identification solutions, following the acquisition of Cogent, Inc. by 3M Company in 2010. Prior to the acquisition, Mr. Hsieh served as the Chief Executive Officer, President and Chairman of the Board of Directors of Cogent since founding Cogent in 1990. Prior to that, Mr. Hsieh was a research and development engineer at International Rectifier Corporation, a manufacturer of semiconductors, from 1985 to 1987. Mr. Hsieh received a B.S.E.E. from the University of Southern California in 1983 and an M.S.E.E. from University of Southern California in 1984.

Mr. Hsieh has leadership, operational and executive experience by serving as Chief Executive Officer, President and Chairman of the Board of Directors of Cogent, Inc.

Chenming Hu has served as a member of our Board of Directors since June 2012. Mr. Hu has served as the TSMC Distinguished Professor of the Graduate School, University of California, Berkeley since 2010 and has served as Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley, since 1976. From 2001 to 2004, he was the Chief Technology Officer of Taiwan Semiconductor Manufacturing Company (TSMC), a dedicated semiconductor foundry. From 1996 to 2003, he served as the founder and Chairman of Celestry Design Technologies, an integrated circuit design software company that was acquired by Cadence Design Systems in 2003. Dr. Hu also serves as a member of the board of directors of SanDisk Corp., a provider of flash memory storage solutions, Inphi Corporation, a fabless provider of high-speed analog semiconductor solutions for the communications and computing markets and Ambarella, Inc., a developer of low-power, high-definition video compression and image processing semiconductors.

Dr. Hu also served on the board of directors of MoSys, Inc., a fabless semiconductor company, from January 2005 until June 2010 and FormFactor, Inc., a producer of semiconductor wafer probe card products and solutions, from December 2009 until December 2010. Dr. Hu holds a B.S. from National Taiwan University, Taiwan and an M.S. and a Ph.D. from the University of California, Berkeley, all in electrical engineering.

Dr. Hu has significant expertise in the field of electrical engineering, having served as a professor of electrical engineering and computer sciences at the University of California, Berkeley and currently as the TSMC Distinguished Chair Professor of Microelectronics in electrical engineering and computer sciences at the University of California, Berkeley. Dr. Hu’s experience as an educator enables him to communicate and inform the Board of Directors about technology and industry developments and trends. Dr. Hu has business leadership and operational experience as the Chief Technology Officer of TSMC and as the founder and Chairman of Celestry Design Technologies. Dr. Hu also has outside board experience as a director of SanDisk Corp., Inphi Corporation and Ambarella, Inc.

Hong Liang Lu has served as a member of our Board of Directors since March 2008. Mr. Lu is a co-founder of UTStarcom, Inc., a provider of IP-based communications products and services, has been a director of UTStarcom since 1991 and served as Chairman of the Board of Directors from 2003 to 2006 and from July 2008 to August 2009. From June 1991 to July 2008, Mr. Lu also served as the Chief Executive Officer of UTStarcom. On May 1, 2008, the Securities and Exchange Commission entered into a settlement with UTStarcom and its CEO (Mr. Lu) and CFO providing that Mr. Lu failed to take adequate steps to ensure that UTStarcom filed accurate financial statements, made and kept accurate books and records and implemented and maintained adequate internal controls. Also, as a result of the foregoing, Mr. Lu’s certifications filed with certain quarterly and annual reports of UTStarcom were incorrect as UTStarcom restated its financial statements several times due to inadequate internal controls and improper accounting for and disclosure of certain transactions. As part of the settlement, Mr. Lu paid a civil penalty of $100,000 and consented to an injunction against future violations of these securities laws. The settlement did not involve allegations of fraud or limit Mr. Lu’s ability to serve as an officer or director of any public company. From 1986 through 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. Mr. Lu served as President and Chief Executive Officer of Unison World, Inc., a software development company, from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, Mr. Lu served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a B.S. in civil engineering from the University of California, Berkeley.

Mr. Lu has leadership, operational and executive experience by serving as a director and Chief Executive Officer of UTStarcom.

William H. Neukom has served as a member of our Board of Directors since January 2013. From October 2008 to December 2011, Mr. Neukom was the Managing General Partner and Chief Executive Officer of the San Francisco Baseball Associates, L.P., the ownership group of the San Francisco Giants major league baseball team and served as its Chairman Emeritus during 2012. Mr. Neukom is the Founder, President and Chief Executive Officer of the World Justice Project, a 501(c)(3) organization, which he founded in 2006. He was a partner of the international law firm Preston, Gates & Ellis, LLP from 1979 to 1985 and from 2002 through its merger with Kirkpatrick and Lockhart in 2007 and was appointed its Chairman in 2004. Mr. Neukom is currently a retired partner in the Seattle office of K&L Gates LLP. From 1985 to 2002, Mr. Neukom was the Executive Vice President of Law and Corporate Affairs for Microsoft Corporation. Mr. Neukom received an A.B. from Dartmouth College and an LL.B. from Stanford University.

Mr. Neukom has business leadership, operational and executive experience as a result of his service as Managing General Partner and Chief Executive Officer of the San Francisco Baseball Associates L.P., as a partner at an international law firm and as the head of legal affairs for Microsoft Corporation.

Christopher B. Paisley has served as a member of our Board of Directors since February 2004 and as our Lead Independent Director since July 2012. Since January 2001, Mr. Paisley has served as the Dean’s Executive Professor of Accounting at the Leavey School of Business at Santa Clara University. Mr. Paisley also serves as Chairman of the Board of Directors of Volterra Semiconductor, Inc., a provider of power management semiconductors, lead independent director of Equinix, Inc., a provider of network colocation, interconnection and managed services, a member of the board of directors of Bridge Capital Holdings, a bank holding company, and a member of the board of directors of Ambarella, Inc., a developer of low-power, high-definition video compression and image processing semiconductors. He also served as a director of Electronics for Imaging, Inc., a supplier of color digital print controllers, super-wide and wide format printers and inks, and print management solutions, from July 2004 until April 2008 and of 3Par Inc., a provider of utility storage solutions, from July 2006 until 3Par’s acquisition by Hewlett Packard in September 2010. Mr. Paisley holds a B.A. in business economics from the University of California at Santa Barbara and an M.B.A. from the Anderson School at the University of California at Los Angeles.

Mr. Paisley has developed expertise in finance, including accounting and financial reporting, as a Chief Financial Officer of 3Com Corporation and in other finance roles and currently as a professor in the field of accounting and finance. Mr. Paisley also has 15 years of outside board experience at the aforementioned companies and numerous other public and private companies.

See “Corporate Governance” beginning on page 19 and “Executive Compensation — Compensation of Directors” beginning on page 40 for additional information regarding the Board of Directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm to audit the financial statements of Fortinet for the fiscal year ending December 31, 2013, which will include an audit of the effectiveness of Fortinet’s internal control over financial reporting. A representative of Deloitte & Touche LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm as Fortinet’s independent auditors at any time during the year if the Audit Committee determines that such a change would be in Fortinet’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS FORTINET’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Fortinet by Deloitte & Touche LLP for the years ended December 31, 2012 and December 31, 2011.

	2012	2011
Audit Fees(1)	$1,338,398	$1,091,850
Audit-Related Fees(2)	—	67,800
Tax Fees(3)	263,225	264,475
Other Fees(4)	2,000	—
Total	$1,603,623	$1,424,125

(1)	Total Audit Fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, audit of our internal control over financial reporting, the review of our quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits.
(2)	Audit-Related Fees consist of fees for services related to revenue recognition rules and policies and their application.
(3)	Tax Fees consist of fees for services related to Federal and state income tax compliance, transfer pricing analysis and reports, and tax planning related to stock compensation.
(4)	Other Fees consist of products provided by Deloitte & Touche that are not included in the service categories reported above.

Approval of Audit and Non-Audit Services

Pursuant to its charter, the Audit Committee is required to (i) review and approve, in advance, the scope and plans for all audits and audit fees and (ii) approve, in advance, all non-audit services to be performed by our independent auditor that are not otherwise prohibited by law and any associated fees.

All Deloitte & Touche LLP services and fees in fiscal 2012 and fiscal 2011 were approved by the Audit Committee.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Schedule 14A of the Securities Exchange Act and the corresponding SEC rules, Fortinet is seeking stockholder approval, on an advisory or non-binding basis, of the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 25. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer but rather the overall compensation of all of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on Fortinet, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Following the 2013 Annual Meeting, the next such non-binding advisory vote to approve our named executive officers’ compensation as a whole is scheduled to occur at the 2014 Annual Meeting of Stockholders.

Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we may consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We believe that the information we have provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in “Executive Compensation — Compensation Discussion and Analysis” beginning on page 25, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2013 Annual Meeting:

“RESOLVED, that Fortinet’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Fortinet’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, and the other related disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL FOUR

APPROVAL OF THE CASH AND EQUITY INCENTIVE PLAN

On April 16, 2013, our Board of Directors adopted the Fortinet, Inc. Cash and Equity Incentive Plan and directed that the Cash and Equity Incentive Plan be submitted to our stockholders for approval at the 2013 Annual Meeting. Stockholder approval of the Cash and Equity Incentive Plan will permit cash bonuses and certain equity compensation, starting in fiscal 2014, to be considered “performance-based compensation” within the meaning of Section 162(m) of the United States Internal Revenue Code of 1986, as amended (“Code”), and therefore fully deductible by us for federal income tax purposes.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer and our three most highly compensated employees (referred to in the Code as “covered employees”) to the extent that any of these persons receive more than $1.0 million in compensation in any single tax year. Where such compensation qualifies as “performance-based compensation” for purposes of Section 162(m), however, we may deduct this compensation for federal income tax purposes, even if it causes a covered employee’s total compensation to exceed $1.0 million in a single year. Accordingly, the Cash and Equity Incentive Plan was drafted to satisfy the requirements of Section 162(m) of the Code for “performance-based” compensation such that cash bonuses and certain equity compensation granted under the Cash and Equity Incentive Plan can be structured to be tax deductable when granted to our covered employees.

Stockholders are requested to approve the adoption of the Cash and Equity Incentive Plan so that cash bonuses and certain equity compensation can be structured to be fully tax deductable by us. If the Cash and Equity Incentive Plan is not approved by our stockholders, it will not become effective, and we will lose any tax deductions that the Cash and Equity Incentive Plan could have otherwise provided.

Summary of the Cash and Equity Incentive Plan

The Cash and Equity Incentive Plan provides for the granting of two types of awards, a cash bonus award and equity awards. As such, the Cash and Equity Incentive Plan is divided into two sections, the Cash Plan and the Equity Plan. The material provisions of the Cash Plan and the Equity Plan are described below, and the description of each is qualified in its entirety by reference to the text of the Cash and Equity Incentive Plan, as proposed to be adopted at our 2013 Annual Meeting and which is attached as Appendix A to this proxy statement. Unless otherwise indicated, capitalized terms used in this proposal shall have the meanings set forth in the text of the Cash and Equity Incentive Plan.

Purpose of the Cash and Equity Incentive Plan

The purpose of the Cash and Equity Incentive Plan is to motivate and reward our eligible employees for their service by providing incentive compensation in the form of cash bonuses and equity compensation.

Because of the fact-based nature of the performance-based compensation exception under Code Section 162(m) and the limited availability of binding guidance thereunder, we cannot guarantee that the awards under the Cash and Equity Incentive Plan to covered employees will qualify for exemption under Code Section 162(m). However, our intention and the intention of our Compensation Committee is to administer the Cash and Equity Incentive Plan in compliance with Code Section 162(m) with respect to covered employees or participants who may become covered employees. If any provision of the Cash and Equity Incentive Plan does not comply with the requirements of Code Section 162(m), then such provision will be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other participants, the Cash and Equity Incentive Plan may be operated without regard to the constraints of Code Section 162(m).

Participants in the Cash and Equity Incentive Plan

Individuals eligible for Cash and Equity Incentive Plan awards are our officers and key employees, which include our covered employees and executive officers. Each executive officer has an interest in this proposal. The number of key employees who will participate in the Cash and Equity Incentive Plan and the amount of Cash and Equity Incentive Plan awards are not presently determinable.

Administration of the Cash and Equity Incentive Plan

The Cash and Equity Incentive Plan will be administered by the Compensation Committee of our Board of Directors, which will have the authority to interpret the Cash and Equity Incentive Plan, to establish performance targets and to establish the amounts of awards payable under the Cash and Equity Incentive Plan. Other than with respect to awards to participants who are covered employees or executive officers, the Compensation Committee may delegate, in whole or in part, its administrative authority under the Cash and Equity Incentive Plan.

New Plan Benefits

Future awards under the Cash and Equity Incentive Plan to covered employees, executive officers, and key employees are not determinable in advance because these grants are subject to the discretion of the Compensation Committee. We have therefore not included a table that reflects such awards.

Federal Income Tax Consequences

Subject to the approval by stockholders of the proposal described herein, we will be entitled to a deduction equal to the amount of income recognized by the recipient of a performance bonus. However, if the proposal is not approved by stockholders and the Compensation Committee implements alternative methods of paying bonuses in lieu of the Cash and Equity Incentive Plan, the future deductibility by us of any such bonuses may be limited by Code Section 162(m).

Material Terms Unique to the Cash Plan

Performance Factors and Maximum Cash Bonus

The payment to each participant is based on an individual bonus target for the performance period set by the Compensation Committee in writing and is directly related to the satisfaction of the applicable performance goal(s) set by the Compensation Committee for such performance period. A performance goal is an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Compensation Committee in accordance with Code Section 162(m): operating income, operating cash flow and operating expense; earnings before interest, taxes, depreciation and amortization and net earnings (both which may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or adjusted to exclude any or all non-GAAP items); cash flow; market share; sales; revenue; profits before interest and taxes; expenses; cost of goods sold; profit/loss or profit margin; working capital; return on capital, equity or assets; earnings per share; economic value added; stock price; price/earnings ratio; debt or debt-to-equity; accounts receivable; writeoffs; cash; assets; liquidity; operations; intellectual property (e.g., patents); product development; regulatory activity; manufacturing, production or inventory; mergers and acquisitions or divestitures; financings; customer satisfaction; and/or total stockholder return, each with respect us and/or one or more of our affiliates or operating units. Awards issued to participants who are not subject to the limitations of Code Section 162(m) may take into account other factors (including subjective factors). The performance period(s) individual bonus target(s) and performance goal(s) will be adopted by the Compensation Committee in its sole discretion with respect to each performance period and, with respect to covered employees, must be adopted no later than the latest time permitted by the Code in order for cash bonus payments pursuant to the Cash and Equity Incentive Plan to be deductible under Code Section 162(m).

The actual amount of future bonus payments under the Cash and Equity Incentive Plan is not presently determinable. However, the Cash and Equity Incentive Plan provides that the maximum amount of any cash bonus that can be paid under the Cash and Equity Incentive Plan to any participant during any performance period is $10,000,000. Further, the Compensation Committee, in its sole discretion, may reduce or eliminate the amount of a participant’s bonus under the Cash and Equity Incentive Plan to an amount below the amount otherwise payable pursuant to the Cash and Equity Incentive Plan formula. With respect to Cash and Equity Incentive Plan awards to participants who are not subject to Code Section 162(m), the Compensation Committee may use its discretion to increase the amount otherwise payable under the Cash and Equity Incentive Plan award.

Payment of Awards

The payment of a cash bonus for a given performance period generally requires the participant to be employed by us as of the date the cash bonus is paid. Prior to the payment of any cash bonus under the Cash and Equity Incentive Plan to covered employees, the Compensation Committee must make a determination, certified in writing, that the conditions to payment for the applicable performance period have been satisfied. The payment of cash bonuses under the Cash Plan must be made in cash and occur within a reasonable period of time after the end of the applicable performance period but may occur sooner with respect to Cash and Equity Incentive Plan awards to participants who are not subject to the limitations of Code Section 162(m).

Term and Amendment of the Cash Plan

The Cash and Equity Incentive Plan has a term of five years from the date of approval by our stockholders, and may be terminated by the Compensation Committee at any prior time, provided that such termination will not affect the payment of any award accrued prior to the time of termination. The Compensation Committee may amend or suspend, and reinstate, the Cash and Equity Incentive Plan at any time, provided that any such amendment or reinstatement shall be subject to stockholder approval if required by Code Section 162(m), or any other applicable laws, rules or regulations.

Material Terms of the Equity Plan

Shares and Maximum Number of Awards

Shares underlying awards will be issued from our 2009 Equity Incentive Plan (the “2009 Plan”). If an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by us due to failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will revert back to the 2009 Plan (unless the 2009 Plan has terminated). Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will revert back to the 2009 Plan. The maximum number of shares that may be granted as an incentive stock option pursuant to the Cash and Equity Incentive Plan is 25,000,000. No participant will be eligible to receive more than 5,000,000 shares in any calendar year under the Equity Plan pursuant to the grant of awards except that our new employees or our subsidiaries (including new employees who are also our officers or any subsidiary) are eligible to receive up to a maximum of 10,000,000 shares in the calendar year in which they commence their employment.

Types of Awards.  The Equity Plan authorizes the award of stock options, restricted stock awards, stock appreciation rights, restricted stock units and performance shares.

Performance Factors.  A performance goal is an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Compensation Committee in accordance with Code Section 162(m): operating income, operating cash flow and operating expense; earnings before interest, taxes, depreciation and amortization and net earnings (both which may be determined in accordance with GAAP or adjusted to exclude any or all non-GAAP items); cash flow; market share; sales; revenue; profits before interest and taxes; expenses; cost of goods sold; profit/loss or profit margin; working capital; return on capital, equity or assets; earnings per share; economic value added; stock price; price/earnings ratio; debt or debt-to-equity; accounts receivable; writeoffs; cash; assets; liquidity; operations; intellectual property (e.g., patents); product development; regulatory activity; manufacturing, production or inventory; mergers and acquisitions or divestitures; financings; customer satisfaction; and/or total stockholder return, each with respect to us and/or one or more of our affiliates or operating units. Awards issued to participants who are not subject to the limitations of Code Section 162(m) may take into account other factors (including subjective factors). The performance period(s) individual bonus target(s) and performance goal(s) will be adopted by the Compensation Committee in its sole discretion with respect to each performance period and, with respect to covered employees, must be adopted no later than the latest time permitted by the Code in order for cash bonus payments pursuant to the Cash and Equity Incentive Plan to be deductible under Code Section 162(m).

Transferability.  Generally, awards granted the Equity Plan may not be transferred.

Amendment or Termination.  The Board of Directors may at any time amend, alter, suspend or terminate the Equity Plan. No amendment, alteration, suspension or termination of the Equity Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and us, which agreement must be in writing and signed by the participant and us. Termination of the Equity Plan will not affect the Compensation Committee’s ability to exercise the powers granted to it hereunder with respect to awards granted under the Equity Plan prior to the date of such termination.

Stock Options.  Incentive stock options and nonstatutory stock options may be granted under the Equity Plan. The exercise price of such options must equal at least the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the total combined voting power of all classes of our stock, or of any of our subsidiaries, the term of such incentive stock option may not exceed five years and the exercise price must equal at least 110% of the fair market value of our common stock on the grant date. To the extent that the aggregate fair market value of the shares subject to an incentive stock option that become exercisable for the first time by an employee during any calendar year exceeds $100,000, such excess will be treated as a nonstatutory stock option. The Compensation Committee will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property. Subject to the provisions of the Equity Plan, the Compensation Committee determines the term of all other options. After the termination of service of an employee, the employee may exercise his or her option, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Expired or forfeited options will be forfeited by the recipient and will revert back to the 2009 Plan.

Stock Appreciation Rights.  Stock appreciation rights may be granted under the Equity Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of the Equity Plan, the Compensation Committee determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. Expired or forfeited stock appreciation rights will be forfeited by the recipient and will revert back to the 2009 Plan.

Restricted Stock Awards.  Restricted stock may be granted under the Equity Plan. Restricted stock awards are grants of shares of our common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the Compensation Committee. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the Compensation Committee and/or continued service to us. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert back to the 2009 Plan.

Restricted Stock Units.  Restricted stock units may be granted under the Equity Plan. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share of our common stock. The Compensation Committee determines the terms and conditions of restricted stock units including the vesting criteria, which may include accomplishing specified performance criteria or continued service to us, and the form and timing of payment. Shares subject to restricted stock units that do not vest for any reason will be forfeited by the recipient and will revert back to the 2009 Plan.

Performance Units/Performance Shares.  Performance units and performance shares may be granted under the Equity Plan. Performance units and performance shares are awards that will result in a payment to a participant if performance goals established by the Compensation Committee are achieved. The Compensation Committee will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the Compensation Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the Compensation Committee prior to the grant date.

Certain Adjustments.  In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Equity Plan, the Compensation Committee will make adjustments to one or more of the number and class of shares that may be delivered under the Equity Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits contained in the Equity Plan. In the event of our proposed liquidation or dissolution, the Compensation Committee will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger, Change of Control.  The Equity Plan provides that in the event of a merger or change of control (as defined in the Equity Plan), each outstanding award will be treated as the Compensation Committee determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. Such award will then terminate upon the expiration of the specified period of time. If the service of an outside director is terminated on or following a change of control, other than pursuant to a voluntary resignation, his or her options, restricted stock units and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse, and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions will be met.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Cash and Equity Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Cash Bonus.  We will generally be entitled to a deduction equal to the amount of income recognized by the recipient of a performance bonus. With respect to covered employees, no deduction will be permitted if the bonus is not structured in compliance with Code Section 162(m).

Incentive Stock Options.  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as long-term or short-term capital gain or loss, depending on the holding period.

Nonqualified Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. We will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant (including covered employees as stock options are considered to be performance-based compensation).

Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date our right of repurchase lapses (i.e. the date the award vests). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition of the shares be a date earlier than the date our repurchase rights lapses, provided such election is made no later than 30 days after the participant acquires the shares. Upon the sale of shares acquired pursuant to a restricted stock award pursuant to which an election pursuant to Section 83(b) of the Code has been made, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as short term or long term capital gain or loss, depending on the holding period. Any taxable income recognized in connection with the grant of restricted stock by our employee is subject to tax withholding by us. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant. With respect to covered employees, a tax deduction will be permitted if the award is structured to be granted in compliance with Code Section 162(m).

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of the shares received, and if granted to an employee, tax withholding is generally due. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, depending on the holding period. We will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant (including covered employees as stock options are considered to be performance-based compensation).

Restricted Stock Units and Performance Shares.  A participant generally will recognize no income upon the grant of a restricted stock unit or performance share. Upon the settlement and/or payment of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any non restricted shares received. Such ordinary income is subject to withholding taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “—Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value will be taxed as capital gain or loss, depending on the holding period. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant. With respect to covered employees, a tax deduction will be permitted if the award is structured to be granted in compliance with Code Section 162(m).

The foregoing is only a summary of the effect of federal income taxation upon award recipients and us with respect to the payment of cash bonuses, the grant and exercise of options, restricted stock units, stock appreciation rights, and the grant of stock awards under the Cash and Equity Incentive Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the a participant may reside.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Our Board of Directors sets high standards for Fortinet’s employees, officers and directors. Fortinet is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout Fortinet and managing its affairs consistent with high principles of business ethics. Accordingly, Fortinet has adopted a Code of Business Conduct and Ethics, which is applicable to our and our subsidiaries’ directors, officers and employees. The Code of Business Conduct and Ethics is available on Fortinet’s website at investor.fortinet.com/governance.cfm. Fortinet will disclose on its website any amendment to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC (“NASDAQ”).

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to establish the corporate governance policies which provide a structure within which our Board of Directors and management can effectively pursue Fortinet’s objectives for the benefit of our stockholders. Fortinet’s Corporate Governance Guidelines are available on Fortinet’s website at investor.fortinet.com/governance.cfm.

Majority Voting Standard for Director Elections and Director Resignation Policy

Our Bylaws provide for a majority voting standard for uncontested elections of directors and require that stockholder director nominations include a written statement as to whether the nominee intends to tender his or her irrevocable resignation upon his or her election or re-election. The majority voting standard provides that in uncontested director elections, a director nominee will be elected only if the number of votes cast FOR the nominee exceeds the number of votes cast WITHHOLD against the nominee. In addition our Corporate Governance Guidelines address, among other provisions, the “holdover” director situation under the Delaware General Corporation Law (pursuant to which a director remains on the board of directors until his or her successor is elected and qualified), by requiring each incumbent nominee to submit an irrevocable contingent resignation letter. Such resignation becomes effective only upon (x) such nominee’s failure to receive the requisite number of votes for re-election at any future meeting at which such person would face re-election and (y) our Board of Directors’ acceptance of such resignation. If the nominee does not receive more votes cast FOR his election than WITHHOLD against his election, our Nominating and Corporate Governance Committee will make a recommendation to our Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Director Independence

Our Board of Directors has determined that, with the exception of Messrs. Ken Xie and Michael Xie, who are employees of Fortinet, all of the current members of the Board and nominees for director are “independent directors” as that term is defined in NASDAQ’s listing standards.

Board Meetings and Committees

During fiscal 2012, the Board of Directors held five meetings. Each of the directors attended or participated in 75% or more of the meetings of the Board of Directors and 75% or more of the meetings held by all committees of the Board of Directors on which he served during the past fiscal year. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

  Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Messrs. Hsieh, Lu and Paisley, each of whom is “independent” as such term is defined for audit committee members by the listing standards of NASDAQ. Mr. Paisley was appointed as Chairman of the Audit Committee in October 2011. The Board of Directors has determined that Mr. Paisley is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	evaluating the qualifications, performance and independence of our independent auditors;
•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures;
•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and
•	preparing the Audit Committee Report that the SEC requires in our annual proxy statement.

The Audit Committee held eight meetings during fiscal 2012. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/governance.cfm.

The Audit Committee Report is included in this proxy statement on page 47.

  Compensation Committee

Our Compensation Committee is currently comprised of Messrs. Hu, Neukom and Paisley, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Hu is the Chairman of our Compensation Committee.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, equity compensation, and other benefits, compensation or arrangements;
•	reviewing and recommending compensation goals and bonus and stock compensation criteria for our executive officers;
•	preparing the Compensation Committee Report that the SEC requires to be included in our annual proxy statement; and
•	administering our equity compensation plans.

See “Executive Compensation — Compensation Discussion and Analysis” beginning on page 25 and “Executive Compensation  — Compensation of Directors” beginning on page 40 for a description of Fortinet’s processes and procedures for the consideration and determination of executive officer and director compensation.

The Compensation Committee held four meetings during fiscal 2012. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/governance.cfm.

The Compensation Committee Report is included in this proxy statement on page 32.

  Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance committee is comprised of Messrs. Hu, Lu and Neukom, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Lu is the Chairman of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	assisting our Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board of Directors;
•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors;

•	overseeing the evaluation of our Board of Directors; and
•	recommending members for each committee of our Board of Directors.

The Nominating and Corporate Governance Committee will consider recommendations of candidates for the Board of Directors submitted by stockholders of Fortinet; see “Process for Recommending Candidates for Election to the Board of Directors” below.

The Nominating and Corporate Governance Committee held five meetings during fiscal 2012. The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/governance.cfm.

Compensation Committee Interlocks and Insider Participation

Messrs. Hu, Lu and Paisley served as members of the Compensation Committee during fiscal year 2012. Mr. Neukom was appointed to our Compensation Committee in April 2013. Following Mr. Neukom’s appointment, Mr. Lu ceased to serve on our Compensation Committee. None of the members of our Compensation Committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Board Leadership Structure

Our Corporate Governance Guidelines provide the Board with flexibility to select the appropriate leadership structure depending on what the Board determines is in the company’s best interests at a given time. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of our stockholders. A copy of our Corporate Governance Guidelines is available on our website at investor.fortinet.com/governance.cfm.

Mr. Paisley currently serves as our Lead Independent Director and Mr. Ken Xie serves as our Chairman and Chief Executive Officer. In addition to the duties of all Board members, Mr. Paisley’s principal responsibilities as the Lead Independent Director of the Board are to preside over executive sessions of the Board of Directors, review and comment on the agenda for Board meetings in consultation with the Chairman and Chief Executive Officer and other members of the Board, act as principal liaison between the independent directors and the Chairman and Chief Executive Officer on sensitive issues, raise issues with management on behalf of the independent directors when appropriate and assess the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties.

Our Board of Directors believes that the current leadership structure provides an appropriate balance between strong leadership from our Chairman and Chief Executive Officer and oversight by independent directors. In particular, this structure capitalizes on the expertise and experience of Messrs. Ken Xie and Paisley as it permits Mr. Xie to serve as a bridge between the Board and management, helping both to act with a common purpose, and providing critical leadership for carrying out our strategy and confronting challenges, while Mr. Paisley ensures Board independence from management and as Lead Independent Director can call and chair meetings of the independent directors separate and apart from the Chairman. The Board also believes that there may be other advantages to having a Lead Independent Director for matters such as communications and relations between the Board, the Chief Executive Officer, and other senior management, and in assisting the Board in reaching consensus on particular strategies and policies. Messrs. Ken Xie and Michael Xie, as the only two management directors, do not participate in sessions of non-management directors, and non-management directors meet regularly in executive session without management.

Board’s Role in Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in reviewing Fortinet’s business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for Fortinet.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is oversight of certain compliance matters. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking consistent with Fortinet’s business strategy and to encourage a focus on building long-term value at Fortinet.

At periodic meetings of the Board and its committees and in other meetings and discussions, management reports to and seeks guidance from the Board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax and audit related risks. In addition, management provides the Audit Committee periodic reports on Fortinet’s compliance programs and efforts, investment policy and practices.

Process for Recommending Candidates for Election to the Board of Directors

The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Fortinet within the last three years and evidence of the nominating person’s ownership of Fortinet’s common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve. There are no differences in the manner by which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Board of Directors.

The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees are as follows:

•	The Nominating and Corporate Governance Committee evaluates the current composition and organization of the Board of Directors.
•	The Nominating and Corporate Governance Committee recommends for approval by our Board of Directors on an annual basis desired qualifications and characteristics for Board membership.
•	The Nominating and Corporate Governance Committee evaluates the performance of individual members of our Board of Directors eligible for re-election and selects, or recommends for the selection of the Board, the director nominees by class for election to the Board by our stockholders at the annual meeting of stockholders.
•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current composition and organization of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as character, judgment, diversity of professional experience, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Nominating and Corporate Governance Committee may consider appropriate. Although the Nominating and Corporate Governance Committee does not have a written diversity policy, it considers diversity of professional experience as a factor in evaluating candidates for the Board of Directors.
•	While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the networking security industry and Fortinet’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.
•	With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Corporate Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.
•	In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.
•	The Nominating and Corporate Governance Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.
•	After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the full Board of Directors the director nominees.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although Fortinet does not have a formal policy regarding attendance by members of the Board of Directors at Fortinet’s annual meeting of stockholders, Fortinet welcomes, but does not require, directors to attend. One director attended Fortinet’s 2012 annual meeting of stockholders.

Contacting the Board of Directors

Stockholders who wish to communicate with the members of our Board of Directors may do so by sending Fortinet’s Corporate Secretary a letter c/o Fortinet at 1090 Kifer Road, Sunnyvale, CA 94086, or by fax to (408) 235-7737. The Corporate Secretary reviews all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, routes such communications to the appropriate member(s) of our Board of Directors, or if none is specified, to the Lead Independent Director.

EXECUTIVE OFFICERS

With the exception of Ahmed Rubaie who was appointed as our Chief Financial Officer and Chief Operating Officer in April 2013 and whose information below is as of April 16, 2013, the names of our executive officers, their ages, their positions with Fortinet and other biographical information, as set forth below, are as of March 31, 2013. Messrs. Ken Xie and Michael Xie are brothers. There are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Ken Xie	50	President, Chief Executive Officer and Director
Nancy Bush	52	Vice President and Interim Chief Financial Officer(1)
Ahmed Rubaie	46	Chief Financial Officer and Chief Operating Officer
Michael Xie	44	Vice President of Engineering, Chief Technical Officer and Director
John Whittle	44	Vice President of Corporate Development and Strategic Alliances, General Counsel and Corporate Secretary

(1)	In connection with Mr. Rubaie’s appointment as our Chief Financial Officer and Chief Operating Officer, Ms. Bush will no longer serve as our Interim Chief Financial Officer.

Ken Xie.  For a brief biography of Mr. Ken Xie, please see “Proposal One — Election of Directors —  Information Regarding the Board of Directors and Director Nominees.”

Nancy Bush served as our Interim Chief Financial Officer from September 2012 to April 2013. From December 2011 until September 2012, Ms. Bush served as our Vice President, Worldwide Corporate Controller. From February 2009 until December 2011, Ms. Bush was the Vice President of Finance at ArcSight, Inc., a security information management company that was acquired by Hewlett-Packard Company in October 2010. Prior to joining ArcSight, from December 2006 until July 2008, Ms. Bush was Vice President, Finance and Corporate Controller at Packeteer, Inc., a provider of wide area network optimization and traffic prioritization technologies that was acquired by Blue Coat Systems, Inc. in June 2008. From February 2005 to December 2006, Ms. Bush was Vice President, Corporate Controller, Principal Accounting Officer at Maxtor, Inc., a supplier of information storage solutions that was acquired by Seagate Technology, Inc. in May 2006. Ms. Bush holds a B.B.A. in accounting from the University of Georgia.

Ahmed Rubaie has served as our Chief Financial Officer and Chief Operating Officer since April 2013. Prior to joining us, Mr. Rubaie served as Executive Vice President and Chief Financial Officer of Ariba, Inc., a cloud-based business-to-business commerce company, from August 2008 until its acquisition by SAP America, Inc. in September 2012. From December 2000 to July 2008, Mr. Rubaie held various senior finance positions at Avery Dennison Corporation, a global labeling and packaging materials and solutions. Prior to Avery Dennison, Mr. Rubaie held various positions at BHP Billiton plc, a large natural resource company, and spent six years in public accounting with both Coopers & Lybrand and Deloitte & Touche. Mr. Rubaie holds a B.A. in Economics and Management from Albion College and a J.D. from University of Detroit Mercy School of Law.

Michael Xie.  For a brief biography of Mr. Michael Xie, please see “Proposal One — Election of Directors — Information Regarding the Board of Directors and Director Nominees.”

John Whittle has served as our Vice President and General Counsel since October 2006, Corporate Secretary since January 2007 and Vice President of Corporate Development and Strategic Alliances since October 2010. From March 2006 to October 2006, Mr. Whittle was Vice President and General Counsel for Ingres Corporation, an open source database company formed by a divestiture from Computer Associates. Prior to working at Ingres, from January 2000 to March 2005, Mr. Whittle was Vice President and General Counsel for Corio, Inc., an enterprise application services provider, through the acquisition of Corio by International Business Machines Corporation (“IBM”), a provider of integrated solutions that leverage information technology and business processes. Mr. Whittle worked from March 2005 to March 2006 with IBM following its acquisition of Corio. Prior to joining Corio, Mr. Whittle was an attorney at the law firm of Wilson Sonsini Goodrich & Rosati, P.C. from 1996 to 2000, representing technology companies in general corporate matters and initial and follow-on public offerings. Mr. Whittle holds a B.A. degree in history from the University of Virginia and a J.D. from Cornell University Law School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis provides information about the 2012 compensation arrangements for each of our executive officers and our former chief financial officer who were as follows:

•	Ken Xie, our President and Chief Executive Officer,
•	Nancy Bush, our Vice President and Interim Chief Financial Officer,
•	Michael Xie, our Vice President of Engineering and Chief Technical Officer,
•	John Whittle, our Vice President of Corporate Development and Strategic Alliances, General Counsel and Corporate Secretary, and
•	Kenneth Goldman, our former Vice President and Chief Financial Officer.

We refer to these individuals as “named executive officers” in this proxy statement. This compensation discussion and analysis should be read together with the compensation tables and related disclosures that follow it. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Mr. Goldman resigned as our Vice President and Chief Financial Officer effective October 2012 at which time Ms. Bush was appointed as our Interim Chief Financial Officer.

    Overview

We compete with many other technology companies in seeking to attract and retain a skilled work force. To meet this challenge, we designed our compensation programs to attract, retain and motivate our named executive officers to enhance stockholder value by:

•	offering base pay to our named executive officers that is competitive, which is, in general at least near the 50th percentile as compared with market data for the technology industry;
•	offering total compensation opportunities for our named executive officers that are comparable to the opportunities offered by similar companies within similar high technology industries;
•	linking named executive officer compensation to our operating and financial performance by making elements of each executive’s compensation dependent on our overall company performance, as well as the individual’s contribution to enhancing stockholder value;
•	emphasizing equity pay and long-term incentives for our named executive officers so they have incentives to contribute towards our growth and creating long-term value for our stockholders; and
•	ensuring fairness among our executive team by recognizing the contributions each executive makes to our success.

Because our compensation programs are designed to align our executives’ compensation to our operating and financial performance, you should consider our executive compensation decisions in the context of our financial and operational performance during fiscal 2012, including:

•	Total billings increased 27% compared to fiscal 2011;
•	Total revenue increased 23% compared to fiscal 2011;
•	Free cash flow increased 20% compared to fiscal 2011; and
•	GAAP net income was $66.8 million and GAAP earnings per share was $0.40.

Billings is a non-GAAP financial measure that we define as total revenue plus the change in deferred revenue. Free cash flow, an alternative non-GAAP financial measure of liquidity, is defined as net cash provided by operating activities less capital expenditures.

    Role of the Compensation Committee in Executive Compensation Decisions

The Compensation Committee of our Board of Directors has overall responsibility for approving the compensation of our named executive officers. Members of the Compensation Committee are appointed by our Board. See “Corporate Governance — Board Meetings and Committees — Compensation Committee” on page 20 for more detail about the responsibilities and procedures of the Compensation Committee.

    Role of Compensation Consultant

In determining executive compensation, the Compensation Committee of our Board of Directors has considered at least annually analysis from an independent third party compensation consultant and reserves the right to consider analysis from more than one compensation consultant.

For fiscal 2012 the Compensation Committee engaged Compensia to provide a competitive market assessment of Fortinet’s executive compensation program and to report on the results of such assessment. The compensation consultant has provided market and peer company compensation data as one consideration for the Compensation Committee as discussed in more detail below under “— Determining the Amount of Elements of Executives’ Compensation in 2012.” Based on consideration of the various factors set forth in the SEC rules and NASDAQ listing standards, the Compensation Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has raised any conflict of interest.

    Role of Executives in Executive Compensation Decisions

Our Compensation Committee generally seeks input from our President and Chief Executive Officer when discussing the performance of and compensation levels for named executive officers other than for himself and Mr. Michael Xie. Neither Mr. Ken Xie nor any of our other named executive officers participates in deliberations relating to their own compensation, and Messrs. Ken Xie and Michael Xie do not participate in deliberations related to each other’s compensation.

Our stockholders will have the opportunity again at this year’s Annual Meeting to endorse our executive compensation program through the stockholder advisory vote on executive compensation (commonly known as a “say-on-pay” vote) included as Proposal Three in this proxy statement. Last year, over 96% of the stockholder votes cast on this proposal were voted in favor of our executive compensation proposal. Last year’s stockholder vote on executive compensation occurred in June 2012, after the Compensation Committee’s consideration of executive compensation, which occurred earlier in the year, with compensation for most elements established by April 2012. As a result, the Compensation Committee did not take into consideration last year’s stockholder vote in setting or changing 2012 executive compensation. However, the Compensation Committee may consider input from stockholders and the outcome of our annual say-on-pay votes when making future executive compensation decisions. We encourage you to review this discussion, together with the compensation tables that follow, prior to casting your advisory vote on the “say-on-pay” proposal.

Elements of Our Compensation Program

The four key elements of our compensation package for named executive officers are base pay, equity-based awards, variable pay, and our benefits programs. As a total package, we design our compensation program to enable us to attract and retain talented personnel who can add to Fortinet’s long-term value. The individual elements of Fortinet’s compensation program are designed to satisfy this larger goal in specific ways as described below. For a detailed discussion of the amounts awarded to our named executive officers during 2012, see “— Determining the Amount of Elements of Executives’ Compensation in 2012” below.

Base Pay.  We establish base pay that is both reasonable and competitive in relation to the surveyed market of similar companies in the technology industry. We monitor competitive base pay levels at least annually and make adjustments to base pay as appropriate. In general, a named executive officer’s base pay level should reflect his overall sustained performance and contribution over time. We design base pay to provide the ongoing reward for each named executive officer’s work and contribution and to be competitive in attracting or retaining the executive. Any increases in base pay are provided generally on an annual basis.

Equity-Based Awards.  We design our equity programs to be both reasonable and competitive in relation to the market. Stock options and restricted stock units are designed to reflect and reward sustained performance over time, as reflected in improved overall company value. As described in more detail below, we design equity-based compensation to help retain talent over a period of time and to provide named executive officers with a long-term reward that aligns their interests with those of our stockholders. A number of factors are considered when determining the size of equity grants, including peer group data, named executive officer performance, retention value, the value of unvested equity awards already held by the named executive officer, and a review of the named executive officer’s overall compensation package, which takes into account our approach in base pay and variable pay. Initial grants upon hire are generally designed to attract experienced executives with established records of success and help retain them over the long term. Subsequent grants to named executive officers are designed to help retain and incentivize named executive officers.

In July 2012, our Compensation Committee decided to cease awarding stock options to service providers and instead grant restricted stock units, or RSUs, to service providers, consistent with the Committee’s goal of reducing our corporate-wide rate of dilution. Furthermore, the Compensation Committee believes that RSUs can serve as a more effective vehicle for addressing employee retention because, unlike stock options, RSUs allow for retention of some value even if the company’s stock price subsequently drops below the price on the RSUs’ date of grant. RSUs also serve to align executive pay with stockholder value because the compensation opportunity correlates with the company’s stock price over an extended period of time. Although the Compensation Committee has decided to grant RSUs, it retains the ability to use stock options as a form of long-term equity incentive in its discretion.

Variable Pay.  Rewarding performance through variable pay is an important element of named executive officer compensation. We design our variable pay programs to be both reasonable and competitive in relation to the market. We consider adjusting our variable pay programs as appropriate for our named executive officers. Our senior management incentive bonus program is designed to motivate our named executive officers to achieve goals and to align payouts with actual results. The variable pay incentives are based on a formulaic assessment of our financial performance and an assessment of each individual’s performance. The Compensation Committee has the discretion to increase or decrease a payout under the variable pay programs at any time in the event that it determines that circumstances warrant adjustment. A key factor in this process is executive peer review where our broader executive team reviews the performance of certain other executives, including certain named executive officers, on a quarterly basis, and their confidential feedback is reviewed by our Compensation Committee when considering the individual variable pay incentives. We believe the executive peer review motivates executive officers to work together in a productive fashion.

Benefits Programs.  We provide our named executive officers the following benefits: employee retirement, health and welfare benefits, such as our 401(k) retirement plan, group health insurance plans, and life, disability and accidental death insurance plans. Our named executive officers generally receive the same benefits as those provided to our other U.S. employees and do not receive additional perquisites. Our employee benefits programs are typically established and adjusted by our human resources department with approval, as necessary, from senior management.

Determining the Amount of Elements of Executives’ Compensation in 2012

Overview.  In analyzing elements of our compensation program in 2012, the Compensation Committee engaged Compensia to provide an assessment of the compensation we offer to our named executive officers. Fortinet also engaged Compensia for the limited purpose of gaining access to the compensation data that Compensia compiles for use in setting compensation for employees other than named executive officers. With respect to Compensia’s engagement in 2012, Compensia considered the compensation practices of the technology companies listed below, each of which had annual revenues ranging from approximately $315 million to $610 million, market capitalization generally ranging from $266 million to $3.1 billion, and between 300 and 2,597 employees.

Advent Software, Inc.	Infinera Corporation
Aruba Networks, Inc.	Interdigital, Inc.
Ariba, Inc.	Microstrategy Incorporated
Blackboard Inc.	Pegasystems Inc.
Blue Coat System, Inc.	Progress Software Corporation
CommVault Systems, Inc.	QLogic Corporation
Concur Technologies, Inc.	Quality Systems, Inc.
Extreme Networks, Inc.	Websense, Inc.

Base Pay.  As part of our annual performance review process and review of named executive officers’ compensation, early each year the Compensation Committee, with input from Mr. Ken Xie for Messrs. Goldman and Whittle, assesses the performance levels of the named executive officers, based on factors such as company performance, department performance and individual performance. Largely as a result of this assessment and taking into account reasonable annual increases in base pay, the Compensation Committee considers whether to increase the base pay of the named executive officers and, if so, by how much.

The Compensation Committee makes decisions regarding base pay by taking into consideration the named executive officer’s expertise, position, past contributions to Fortinet and potential future contributions to Fortinet. Taking into consideration performance and reasonable merit increases, in January 2012, the Compensation Committee raised the annual base pay of Mr. Ken Xie by 3% to $348,908, Mr. Goldman by 3% to $337,654, Mr. Michael Xie by 3% to $309,515, and Mr. Whittle by 4% to $283,440. After these increases, the base pay of our named executive officers remained near Compensia’s 50th percentile of market data, with the exception of Mr. Ken Xie whose base pay remains well below the 50th percentile of Compensia’s market data. In connection with her promotion to Vice President and Interim Chief Financial Officer in October 2012, Ms. Bush’s base pay increased by 16% to $260,000, effective October 1, 2012.

Equity-Based Awards.  In allocating stock options to our named executive officers in 2012, the Compensation Committee exercised its judgment and considered, among other things, the role and contribution of the named executive officer and the value of unvested stock options already held by the executive.

In January 2012, the Compensation Committee approved a refresh stock option to purchase 80,000 shares of common stock for Mr. Ken Xie, an option to purchase 80,000 shares of common stock for Mr. Goldman, an option to purchase 80,000 shares of common stock for Mr. Michael Xie, an option to purchase 40,000 shares of common stock for Mr. Whittle and an option to purchase 60,000 shares for Ms. Bush. Each of these stock options has an exercise price of $26.70 per share, set in accordance with Fortinet’s Equity Award Grant Policy discussed in “— Timing of Equity Awards ” below, and vests over four years. In July 2012, the Compensation Committee approved, as part of a broader mid-year, refresh grant program for certain employees of the company, a refresh award of 35,000 restricted stock units for Mr. Ken Xie, 16,667 restricted stock units for Mr. Goldman, 16,667 restricted stock units for Mr. Michael Xie, 10,000 restricted stock units for Mr. Whittle and 3,000 restricted stock units for Ms. Bush. Each of these restricted stock unit awards vests over four years. In connection with her promotion to Vice President and Interim Chief Financial Officer in October 2012, Ms. Bush was granted 10,000 restricted stock units on November 1, 2012.

Variable Pay.  We determine the executive’s actual level of variable compensation in accordance with the terms of the variable pay programs. In developing the framework, we seek to set total cash compensation (base salary plus variable pay) to meet our goal of ensuring that our cash compensation levels are competitive and to enable us to retain and incentivize our named executive officers.

In 2012, our variable pay programs for named executive officers fall under the Fortinet, Inc. Bonus Plan (the “Bonus Program”), with the Compensation Committee establishing, each year, a more detailed incentive bonus program within the parameters described in our overall Bonus Program. In 2012, the Compensation Committee based the Bonus Program funding on achievement of revenue and operating income targets, as set forth in more detail below. We weight the Bonus Program funding more heavily toward achieving revenue over operating income targets because we believe that, at this stage, a focus on growing revenues will help drive our long-term success and result in greater opportunity for profit in the future and enhance stockholder value. We believe it is important for our executives to monitor expenses as well, so we also base a portion of the bonus pool funding on operating income targets. Revenue achievement was weighted at 75% and operating income achievement was weighted at 25% in determining the Bonus Program pool size.

	Revenue Target		Operating Profit/Loss Target(1)
Achievement Level Required for Funding	85	%(2)	100%
Maximum Award Level	140	%(2)	100%

(1)	Operating income is defined as net income plus income taxes, stock-based compensation, interest income and foreign exchange currency gains or losses.
(2)	Because revenue achievement is the primary source of funding for the Bonus Program pool, a minimum revenue threshold must be met before funding can occur. If revenue performance is at or below 85% then funding for the revenue portion of the Bonus Program pool will not occur. However, once revenue achievement of 85% is realized, the funding increases on a graduated basis, as follows:

Performance Range	Funding Amount
85% – 90%	8% funding for every additional 1% of performance over 85%
90% – 100%	6% funding for every additional 1% of performance between 90% and 100%
100% – 150%	0.8% funding for every additional 1% of performance between 100% and 150%

For instance:

•	at 85% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 0%,
•	at 90% achievement of the revenue bonus target, the revenue portion of the Bonus Program would be funded at 40%,
•	at 95% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 70%, and
•	at 100% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 100%.

Awards and performance are subject to quarterly performance targets, and bonuses were funded on a quarterly basis upon successful or outstanding performance in a given quarter based on satisfaction of target objectives.

Individual target bonuses under the Bonus Program are expressed as a percentage of the named executive officer’s base salary for 100% goal achievement. During 2012, our chief executive officer made bonus recommendations to the Compensation Committee for Messrs. Goldman and Whittle, taking into consideration company achievement versus the financial targets discussed below and peer review data. The Compensation Committee in turn gave final approval after discussing the recommendations. The Compensation Committee approved bonuses for Messrs. Ken Xie and Michael Xie based upon the same criteria under the Bonus Program. The peer review data consisted of the Compensia peer group discussed above and survey data and our compensation framework of variable pay for our executives was based on a 50th percentile target.

For 2012, the Compensation Committee approved bonus targets of 60% of base salary for Messrs. Ken Xie and Ken Goldman, 45% of base salary for Messrs. Michael Xie and Whittle and 30% for Ms. Bush. In addition, for 2012, Mr. Whittle was eligible for up to an additional 10% bonus for his strategic alliances and corporate development responsibilities. See “— 2012 Summary Compensation Table” below.

The Bonus Program is an internal incentive program based on internal revenue and operating income performance targets set at the beginning of the year. The targets were set at levels determined to be challenging and requiring substantial effort on the part of senior management. For 2012, we met our operating income target in the first quarter and were at 94% of the full year target, and we achieved between 97% and 100% of our quarterly and annual revenue targets. We paid bonuses to our senior management for 2012 based on achievement of these corporate goals and the peer reviews as discussed above, and for Mr. Whittle, we took into consideration his responsibilities with respect to corporate development and strategic alliances. The charts below set forth our internal revenue and operating income performance targets compared to the revenue and operating income actually achieved, and indicates the percentages of target revenue actually achieved.

Note:	Bonus calculations are based on unaudited/preliminary revenue and operating income results. The revenue results used to calculate these bonuses were derived based on GAAP revenue. The operating income results were derived based on GAAP operating income excluding the impact of stock-based compensation expense and as such were a non-GAAP financial measure.

Benefits Programs.  Our named executive officers receive the same employee benefits as our other U.S.-based employees. We design our employee benefits programs to be both cost-effective and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our benefits programs as needed based upon regular monitoring of applicable laws and practices and the overall market.

    Severance and Change of Control Agreements

In August 2009, we entered into severance agreements with Messrs. Ken Xie, Goldman, Michael Xie and Whittle. These arrangements provide for payments and benefits upon termination of their employment in specified circumstances, including following a change of control. These arrangements (including potential payments and terms) are discussed in more detail in the “— Potential Payments Upon Termination or Change of Control” section below. We believe that these severance agreements help us from a retention standpoint, and they are particularly necessary in an industry, such as ours, where there has been market consolidation. We believe that entering into these agreements helps the named executive officers maintain continued focus and dedication to their assigned duties to maximize stockholder value. The terms of these agreements were determined after review by the Compensation Committee of our retention goals for each named executive officer, as well as analysis of market data, similar agreements established by our peer group, and applicable law.

    Timing of Equity Awards

In 2012, the Compensation Committee granted refresh stock options in January and restricted stock units in July to current executives and other employees. The Board of Directors and Compensation Committee reserve the right, however, to grant refresh stock options and resricted stock units, or other equity awards at other times during the year, and to grant more or fewer than two refresh grants per year. With respect to newly hired employees, our practice is typically to make stock grants at the first quarterly meeting of the Compensation Committee following such employee’s hire date.

In January 2010, the Board adopted a new Equity Award Grant Policy, pursuant to which equity awards approved under this policy are granted effective as of the date that is the tenth trading day on the NASDAQ Global Market following the date of our next quarterly earnings announcement following the Compensation Committee or Board meeting when such options were approved, with the exercise price for such stock options determined on the same subsequent date.

    Performance-Based Compensation and Financial Restatement

We have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.

    Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. In this regard, we have started using restricted stock units, and reserve the right to use other forms of equity, as additional forms of equity compensation incentives in response to changes in the accounting treatment of equity awards and taking into consideration potential impact on dilution. While we consider the applicable accounting and tax treatment, these factors alone are not determinative, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code imposes limits on the amount of compensation that a public company may deduct in any one year for the compensation of the chief executive officer and other highly compensated executive officers, unless specific and detailed criteria are satisfied. Performance-based compensation (including stock options), as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we may choose to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in designing a comprehensive plan for our executives that promotes our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible. To that end, in April 2012, our Board of Directors adopted the Cash and Equity Incentive Plan to permit cash bonuses and certain equity compensation, starting in fiscal 2014, to be considered “performance-based compensation” within the meaning of Section 162(m) of the Code and therefore fully deductible by us for federal income tax purposes. Stockholders are requested to approve the adoption of the Cash and Equity Incentive Plan. For more information about the Cash and Equity Incentive Plan adopted by our Board of Directors, see the section entitled “Proposal 4 — Approval of the Cash and Equity Incentive Plan” of this proxy statement beginning on page 13. Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Compensation Committee Report

The Compensation Committee oversees our compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Chenming Hu (Chair)
William H. Neukom
Christopher B. Paisley

2012 Summary Compensation Table

The following table presents information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2012, December 31, 2011, and December 31, 2010.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Ken Xie President and Chief Executive Officer	2012	348,908	913,488	871,150	150,842	—	2,284,388
	2011	338,746	1,134,295	—	151,994	—	1,625,036
	2010	328,879	313,985	—	98,614	—	741,478
Nancy Bush(4) Vice President and Interim Chief Financial Officer	2012	233,750	685,116	277,170	45,415	5,000	1,246,451

Kenneth Goldman(5) Former Vice President and Chief Financial Officer	2012	278,756	913,488	414,842	58,934	4,505	1,670,525
	2011	321,514	1,134,295	—	145,062	4,528	1,605,399
	2010	318,270	313,985	—	96,499	—	728,754
Michael Xie Vice President of Engineering and Chief Technical Officer	2012	309,515	913,488	414,842	100,358	—	1,738,203
	2011	300,500	1,134,295	—	104,881	—	1,539,676
	2010	291,748	156,993	—	87,479	—	536,220
John Whittle Vice President of Corporate Development and Strategic Alliances, General Counsel and Corporate Secretary	2012	279,079	456,744	248,900	118,228	4,336	1,107,287
	2011	271,490	640,251	—	124,600	4,195	1,040,536
	2010	264,600	156,993	—	104,938	—	526,531

(1)	These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officer. The amounts in this column represent the aggregate grant date fair value in fiscal years 2012, 2011 and 2010, computed in accordance with FASB ASC Topic 718 (Compensation — Stock Compensation). The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 27, 2013.
(2)	See “— Grants of Plan-Based Awards in 2012” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the amounts named executive officers were eligible to earn in fiscal 2012. See also “— Determining the Amount of Elements of Executives’ Compensation — Variable Pay” above for a discussion of how the Bonus Program works in operation.
(3)	Represents company matching contributions to Fortinet’s tax-qualified defined contribution plan (the 401(k) plan).
(4)	Ms. Bush was promoted to Vice President and Interim Chief Financial Officer in October 2012.
(5)	Mr. Goldman resigned as Vice President and Chief Financial Officer in October 2012.

Grants of Plan-Based Awards in 2012

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2012 under any plan and the threshold, target and maximum target cash bonus amounts for named executive officers for fiscal 2012 under Fortinet’s cash bonus program.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Ken Xie	2/14/2012	1/19/2012	—	—	—	—	80,000	26.70	913,488
	8/8/2012	7/17/2012	—	—	—	35,000	—	—	871,150
	—	—	64,897	209,345	240,747	—	—	—	—
Nancy Bush	2/14/2012	1/19/2012	—	—	—	—	60,000	26.70	685,116
	8/8/2012	7/17/2012	—	—	—	3,000	—	—	74,670
	11/1/2012	10/16/2012	—	—	—	10,000	—	—	202,500
	—	—	19,065	61,500	73,200	—	—	—	—
Kenneth Goldman	2/14/2012	1/19/2012	—	—	—	—	80,000	26.70	913,488
	8/8/2012	7/17/2012	—	—	—	16,667	—	—	414,842
	—	—	62,804	202,592	232,981	—	—	—	—
Michael Xie	2/14/2012	1/19/2012	—	—	—	—	80,000	26.70	913,488
	8/8/2012	7/17/2012	—	—	—	16,667	—	—	414,842
	—	—	43,177	139,282	160,174	—	—	—	—
John Whittle	2/14/2012	1/19/2012	—	—	—	—	40,000	26.70	456,744
	8/8/2012	7/17/2012	—	—	—	10,000	—	—	248,900
	—	—	39,540	127,548	146,680	—	—	—	—

(1)	Reflects threshold, target and maximum target bonus amounts for fiscal 2012 performance under the Bonus Program, as described in “Executive Compensation — Determining the Amount of Elements of Executives’ Compensation — Variable Pay.” These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officer.
(2)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent an aggregate grant date fair value of stock-related awards computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 27, 2013.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table presents information concerning unexercised options for each named executive officer outstanding as of the end of fiscal 2012.

		Option Awards					Stock Awards
	Grant Date(1)	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
Name		Exercisable		Unexercisable
Ken Xie	2/7/2008	150,000	(3)	—	3.735	2/07/2015	—	—
	7/31/2008	300,000	(3)	—	3.735	7/31/2015	—	—
	1/28/2009	195,832		4,168	3.735	1/28/2016	—	—
	2/10/2010	70,832		29,168	8.43	2/10/2017	—	—
	2/08/2011	45,832		54,168	20.235	2/08/2018	—	—
	8/02/2011	16,666		33,334	20.13	8/02/2018	—	—
	2/14/2012	—		80,000	26.70	2/14/2019	—	—
	8/8/2012	—		—	—	—	35,000	735,700
Nancy Bush	2/14/2012	15,000		45,000	26.70	2/14/2019	—	—
	8/8/2012	—		—	—	—	3,000	63,060
	11/1/2012	—		—	—	—	10,000	210,200
Kenneth Goldman(5)	1/28/2009	—	(4)	16,668	3.735	1/28/2016	—	—
	2/10/2010	—		33,334	8.43	2/10/2017	—	—
	2/08/2011	41,666		58,334	20.235	2/08/2018	—	—
	8/02/2011	9,583		35,417	20.13	8/02/2018	—	—
	2/14/2012	—		80,000	26.70	2/14/2019	—	—
Michael Xie	2/7/2008	50,000	(3)	—	3.735	2/07/2015	—	—
	7/31/2008	250,000	(3)	—	3.735	7/31/2015	—	—
	1/28/2009	195,832		4,168	3.735	1/28/2016	—	—
	2/10/2010	35,416		14,584	8.43	2/10/2017	—	—
	2/08/2011	45,832		54,168	20.235	2/08/2018	—	—
	8/02/2011	16,666		33,334	20.13	8/02/2018	—	—
	2/14/2012	—		80,000	26.70	2/14/2019	—	—
	8/8/2012	—		—	—	—	16,667	350,340
John Whittle	1/28/2009	11,666		2,918	3.735	1/28/2016	—	—
	2/10/2010	—		14,584	8.43	2/10/2017	—	—
	2/08/2011	27,498		32,502	20.235	2/08/2018	—	—
	8/02/2011	8,333		16,667	20.13	8/02/2018	—	—
	2/14/2012	—		40,000	26.70	2/14/2019	—	—
	8/8/2012	—		—	—	—	10,000	210,200

(1)	Reflects options granted under the 2009 Equity Incentive Plan, 2008 Stock Plan or Amended and Restated 2000 Stock Plan, as applicable and restricted stock units granted under the 2009 Equity Incentive Plan. Unless otherwise indicated below, all options granted to named executive officers vest over a four-year period, at a rate of 1/4th upon the first anniversary of the date of grant and then at a rate of 1/48th per month thereafter and all restricted stock units granted to named executive officers vest over a four-year period, at a rate of 1/4th upon the first anniversary of the date of grant and then at a rate of 1/12th per quarter thereafter.
(2)	Represents the fair market value of the shares underlying the RSUs as of December 31, 2012, based on the closing price of Fortinet’s common stock, as reported on The NASDAQ Global Select Market, of $21.02 per share on December 31, 2012.
(3)	The option is fully vested and immediately exercisable.
(4)	The option is held directly by G.V. Partners, L.P. for which Mr. Goldman serves as the managing member.
(5)	Mr. Goldman resigned effective October 2012 and his unexercised options terminated in January 2013 pursuant to their terms.

2012 Option Exercises

The following table presents information concerning each exercise of stock options during fiscal 2012 for each of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Ken Xie	—	—
Nancy Bush	—	—
Kenneth Goldman(2)	172,998	3,484,119
Michael Xie	—	—
John Whittle	49,186	990,050

(1)	Reflects the difference between the fair market value of Fortinet common stock at the time of exercise on the exercise date and the exercise price of the option.
(2)	Includes options exercised by G.V. Partners, L.P. for which Mr. Goldman serves as the managing member.

Potential Payments Upon Termination or Change of Control

    Termination or Change of Control Arrangements

Ken Xie.  We have entered into a Change of Control Severance Agreement, dated August 7, 2009, with Ken Xie, our President and Chief Executive Officer under which he may receive certain benefits upon certain terminations of employment, provided that he has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months. This agreement provides that, if Mr. Ken Xie’s employment is terminated without Cause (as defined below), or if he terminates his employment with us for Good Reason (as defined below), prior to, or absent, a Change of Control (as defined below) or after twelve months following a Change of Control, he will be entitled to a severance payment in an amount equal to twelve months of his then-current base salary and twelve months of medical, dental, and/or vision benefits for him and/or his eligible dependents. If Mr. Ken Xie is terminated without Cause, or if he terminates his employment with us for Good Reason, within one year following a Change of Control, in addition to receiving twelve months of base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater) and twelve months of medical, dental, and/or vision benefits for him and/or his eligible dependents, Mr. Ken Xie’s unvested equity awards will immediately vest and become exercisable in full, and our right of repurchase or reacquisition with respect to such awards will lapse. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to Mr. Xie is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

Michael Xie.  We have entered into a Change of Control Severance Agreement, dated August 7, 2009, with Michael Xie, our Vice President of Engineering and Chief Technical Officer under which he may receive certain benefits upon certain terminations of employment, provided that he has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months. This agreement provides that, if Mr. Michael Xie’s employment is terminated without Cause, or if the executive terminates his employment with us for Good Reason, prior to, or absent, a Change of Control or after twelve months following a Change of Control, he will be entitled to a severance payment and/or benefits as determined by us in our sole discretion. If he is terminated without Cause, or if he terminates his employment with us for Good Reason, within one year following a Change of Control, he will receive a severance payment equal to six months of his base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater), twelve months of medical, dental, and/or vision benefits for him and/or his eligible dependents, and the unvested portion of his equity awards will immediately vest and become exercisable in full and our right of repurchase or reacquisition with respect to such awards will lapse. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to him is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

John Whittle.  We have entered into a Change of Control Severance Agreement, dated August 7, 2009 with John Whittle, our Vice President of Corporate Development and Strategic Alliances, General Counsel and Corporate Secretary, under which he may receive certain benefits upon certain terminations of employment, provided that he has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months. This agreement provides that, if Mr. Whittle’s employment is terminated without Cause, or if he terminates his employment with us for Good Reason, prior to, or absent, a Change of Control or after twelve months following a Change of Control, he will be entitled to a severance payment equal to twelve months of base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater), twelve months of medical, dental and/or vision benefits for him and/or his eligible dependents and his unvested equity awards will immediately vest as to the awards that would have vested over the next twelve months and such accelerated awards become exercisable in full, and our right of repurchase or reacquisition with respect to such awards will lapse. If Mr. Whittle is terminated without Cause, or if he terminates his employment with us for Good Reason, within one year following a Change of Control, then in addition to receiving twelve months base salary, all of his unvested equity awards will fully vest and such accelerated awards become exercisable in full, and our right of repurchase or reacquisition with respect to such awards will lapse. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to Mr. Whittle is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of our Change of Control Severance Agreements with the above-mentioned executives, “Change of Control” means:

(a)	the acquisition by one person, or more than one person acting as a group (for these purposes, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with us — “Person”) that is or becomes the owner, directly or indirectly, of our securities representing fifty percent or more of the total voting power represented by our then outstanding securities (the “Voting Securities”); provided, however, that for the purposes of this subsection (i), the acquisition of additional securities by any one Person, who is considered to own more than fifty percent of the total voting power of our securities shall not be considered a Change of Control;
(b)	a change in the composition of the Board occurring within a twelve month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (i) are our directors as of the effective date of the Change of Control Severance Agreement or (ii) are elected, or nominated for election, to the Board with the affirmative votes of a least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of our directors);
(c)	the date of the consummation of a merger or consolidation between us and any other corporation that has been approved by our stockholders, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent or more of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such merger or consolidation, or our stockholders approve a plan of our complete liquidation; or
(d)	a change in the ownership of a substantial portion of our assets which occurs on the date that any person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than fifty percent of the total fair market value of all of our assets immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (d), the following shall not constitute a change in the ownership of a substantial portion of our assets: (i) a transfer to an entity that is controlled by our stockholders immediately after the transfer; or (ii) a transfer of assets by us to: (A) a stockholder of ours (immediately before the asset transfer) in exchange for or with respect to our securities; (B) an entity, fifty percent or more of the total value or voting power of which is owned, directly or indirectly, by us; (C) a person, that owns, directly or indirectly, fifty percent or more of the total value or voting power of all our outstanding stock; or (D) an entity, at least fifty percent of the total value or voting power of which is owned, directly or indirectly, by a person described in subsection (C). For purposes of this clause (ii), gross fair market value means the value of our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a transaction of ours that does not constitute a change of control event under Treasury Regulation 1.409A-3(i)(5)(v) or (vii) shall not be considered a Change of Control.

For the purposes of our change of control agreements with the above-mentioned executives, “Cause” means:

(a)	an act of dishonesty made by the executive in connection with the executive’s responsibilities as an employee and materially and adversely affects us;
(b)	the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;
(c)	the executive’s gross misconduct that materially and adversely affects our reputation or business; or
(d)	the executive’s continued intentional refusal to perform employment duties in a material fashion that materially and adversely affects our reputation or business, after the executive has received a written demand of performance from us which specifically sets forth the factual basis for our belief that the executive has not substantially performed his duties and the executive continues to refuse to cure such non-performance within thirty days after receiving such notice.

For the purpose of our change of control agreements with the above mentioned executives, “Good Reason” means the occurrence of one of more of the following events without the executive’s express written consent:

(a)	the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities with us in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; provided, however, it being understood that a new position with a larger combined company does not alone constitute “Good Reason” if it is in the same area of operations and involves substantially the same duties and scope of responsibilities and management responsibility notwithstanding that the executive may not retain as senior of a title within the larger combined company as the executive’s prior title;
(b)	a material reduction by us in the base salary of the executive; provided that, it being understood that a reduction by us by five percent or more in the base salary or bonus opportunity of the executive as in effect immediately prior to such reduction shall be deemed Good Reason;
(c)	a material change in the geographic location of the executive, provided that a change in geographic location to a facility or a location less than twenty-five miles from the executive’s then-present location shall not be considered a material change in geographic location;

(d)	any material breach by us of any material provision of the Change of Control Severance Agreement; or
(e)	our failure to obtain the assumption of the Change of Control Severance Agreement by any successor (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to substantially all of our business and/or assets.

The executive may not resign for Good Reason without first providing us with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety days of the initial existence of the ground for “Good Reason” and a reasonable cure period of not less than thirty days following the date of such notice.

  Estimated Payments Upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2012 (December 31, 2012), and the price per share of Fortinet’s common stock is the closing price on the NASDAQ Global Market as of that date ($21.02). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Qualifying Termination Not Within One Year after a Change of Control(1)		Qualifying Termination Within One Year after a Change of Control(1)
Name	Salary ($)(2)	Acceleration of Equity Vesting ($)(3)	Salary ($) (2)	Acceleration of Equity Vesting ($)(3)
Ken Xie (4)	348,908	—	348,908	1,247,158
Michael Xie(5)	—	—	154,758	678,186
John Whittle(5)	279,079	290,838	279,079	484,598

(1)	A “Qualifying Termination” under the severance agreement is an involuntary termination without “Cause” or a voluntary resignation for “Good Reason,” as defined above.
(2)	The severance amount related to base salary was determined based on base salaries in effect on December 31, 2012, the last business day of fiscal 2012.
(3)	For individuals with partial equity award acceleration, the value is calculated by multiplying (a) the number of shares that would have vested over 12 months following December 31, 2012 by (b) (i) the difference between $21.02 (the per share closing stock price on December 31, 2012) and the exercise price for stock options and (ii) $21.02 for restricted stock units. For individuals with full equity award acceleration, the value is calculated by multiplying (c) the number of unvested shares by (d) (i) the difference between $21.02 and the exercise price for stock options or (ii) $21.02 for restricted stock units.
(4)	If severance is payable, the named executive officer is also eligible to receive reimbursement for insurance premium expenses incurred for group health insurance continuation coverage under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA) for a period of up to 12 months after his Qualifying Termination prior to or after a Change of Control. The value as of December 31, 2012 for 12 months of COBRA continuation coverage was $25,172.
(5)	If severance is payable, the named executive officer is also eligible to receive reimbursement for insurance premium expenses incurred for group health insurance continuation coverage under COBRA for a period of up to 12 months after his Qualifying Termination within one year after a Change of Control. The value as of December 31, 2012 for 12 months of COBRA continuation coverage was $25,172.

Mr. Goldman resigned effective October 2012 and was not entitled to any payments or benefits in connection with his voluntary resignation.

On April 16, 2013, our board of directors appointed Ahmed Rubaie as our Chief Financial Officer and Chief Operating Officer. We entered into an employment offer letter with Mr. Rubaie dated April 16, 2013. The offer letter has no specified term, and Mr. Rubaie’s employment with us is on an at-will basis. Under the offer letter, Mr. Rubaie receives (i) an annual base salary of $400,000, (ii) a one-time sign-on bonus of $150,000, subject to his completion of two years of employment with us such that if he were to voluntarily leave before completing two years of employment (except in the case of a voluntary termination for Good Reason (as defined below)), he would repay the company a pro-rated amount of the bonus based on the length of his actual employment with the company and (iii) is eligible to participate in the Bonus Program with an annual target amount equal to 75% of his base salary. In connection with his appointment, Mr. Rubaie will receive 125,000 RSUs that will vest over four years, with 25% of the RSUs vesting on May 1, 2014, the one-year anniversary of the vesting commencement date, and 1/12th of the remaining RSUs vesting on each subsequent quarterly vesting date thereafter subject to Mr. Rubaie’s continued service with us through each quarterly vesting date.

We also entered into a Change of Control and Severance Agreement with Mr. Rubaie dated April 16, 2013, in connection with his appointment, under which he may receive certain benefits upon certain terminations of employment, provided that he has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months to the extent permitted by applicable law. For purposes of our Change of Control and Severance Agreement with Mr. Rubaie, Change of Control, Cause and Good Reason have substantially the same meanings set forth above in the descriptions of our change of control agreements with our other executive officers, except that in Mr. Rubaie’s case, Good Reason also will be deemed to have occurred if Mr. Rubaie is no longer serving as the principal financial and operating officer of a corporation whose equity securities are publicly traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market (or any such successor).

The Change of Control and Severance Agreement provides that, if Mr. Rubaie’s employment is terminated without Cause, or if he terminates his employment with us for Good Reason, prior to, or absent, a Change of Control or after twelve months following a Change of Control, he will be entitled to a severance payment equal to twelve months of base salary (at the rate in effect immediately prior to his termination), twelve months of benefits for him and/or his eligible dependents and he will receive an additional twelve months of vesting credit under any unvested equity awards measured from his termination date. If he is terminated without Cause, or if he terminates his employment with us for Good Reason, within one year following a Change of Control, he will receive a severance payment equal to twelve months of his base salary (at the rate in effect immediately prior to the Change of Control or his termination, whichever is greater), twelve months of benefits for him and/or his eligible dependents, and the unvested portion of his equity awards will immediately vest and become exercisable in full and our right of repurchase or reacquisition with respect to such awards will lapse. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to Mr. Rubaie under the Change of Control and Severance Agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

Compensation of Directors

    Compensation for Fiscal 2012

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2012 Board service. Messrs. Ken Xie and Michael Xie, who are employees of Fortinet, do not receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Pehong Chen(4)	34,104	124,450	158,554
Chenming Hu	30,005	497,800	527,805
Hong Liang Lu	40,823	124,450	165,273
Greg Myers(5)	7,891	—	7,891
Christopher B. Paisley	51,894	124,450	176,344
John Walecka(6)	15,842	—	15,842

(1)	Reflects fees earned or paid in cash for services rendered in the last fiscal year.
(2)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent an aggregate grant date fair value of stock-related awards in each fiscal year computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 27, 2013.
(3)	As of December 31, 2012, the aggregate number of shares underlying options and restricted stock units outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Options and Restricted Stock Units Outstanding
Pehong Chen	60,000
Chenming Hu	20,000
Hong Liang Lu	94,000
Greg Myers	—
Christopher B. Paisley	182,000
John Walecka	—
(4)	Mr. Chen resigned from our Board of Directors in March 2013.
(5)	Mr. Myers resigned from our Board of Directors in June 2012.
(6)	Mr. Walecka resigned from our Board of Directors in July 2012.

In January 2013, our Board of Directors appointed William H. Neukom to serve as a director. In accordance with the annual cash retainer policy and equity award grant policy applicable to non-employee directors, Mr. Neukom was granted 20,000 restricted stock units that will vest over a 4-year period. Mr. Neukom is also entitled to an annual cash retainer for serving on the Board of $30,000, paid quarterly, and an annual cash retainer for serving in a non-chair position on the Compensation Committee of $5,000 and an annual cash retainer for serving in a non-chair position on the Nominating and Corporate Governance Committee of $3,000.

In April 2013, our Board of Directors appointed Ming Hsieh to serve as a director. In accordance with the annual cash retainer policy and equity award grant policy applicable to non-employee directors, Mr. Hsieh was granted 20,000 restricted stock units that will vest over a 4-year period. Mr. Hsieh is also entitled to an annual cash retainer for serving on the Board of $30,000, paid quarterly, and an annual cash retainer for serving in a non-chair position on the Audit Committee of $8,000.

    Standard Director Compensation Arrangements

In April 2012, our Board of Directors amended the annual cash retainer policy and equity award grant policy applicable to non-employee directors to provide that, effective April 1, 2012, each such non-employee director was entitled to receive the following compensation for Board services:

•	an annual cash retainer for serving on the Board of $30,000, paid quarterly, in addition to the annual cash retainer for service on the committees of the Board as discussed below, which remains unchanged;
•	upon initial appointment or election to the Board, an automatic initial grant of 20,000 restricted stock units vesting over a 4-year period;
•	after completion of each full year of service, an additional annual grant of 5,000 restricted stock units vesting over a 4-year period;
•	an annual cash retainer for serving in a non-chair position on the Audit Committee of $8,000, on the Compensation Committee of $5,000, and on the Nominating and Corporate Governance Committee of $3,000; and
•	an annual cash retainer for serving as the chair of the Audit Committee of $20,000, for serving as the chair of the Compensation Committee of $10,000 and for serving as the chair of the Nominating and Corporate Governance Committee of $5,000.

    Termination or Change of Control Arrangements

We have entered into change of control agreements with each of the non-employee directors. These agreements provide that upon a Change of Control, 100% of the unvested equity awards held by such directors will immediately vest and become exercisable and to the extent applicable, our right of repurchase or reacquisition with respect to such awards will lapse.

“Change of Control” in our change of control agreements with our non-employee directors has the same meaning as used in our Change of Control Severance Agreements with the named executive officers. See “Potential Payments Upon Termination or Change of Control — Termination or Change of Control Arrangements” beginning on page 35.

    Other Arrangements

While non-employee directors are not typically paid or reimbursed for travel, lodging and related expenses associated with attending Board or Committee meetings and for participating in Board-related activities, we have from time-to-time paid or reimbursed our non-employee directors for reasonable expenses associated with attendance at Board or Committee meetings.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Fortinet’s equity compensation plans as of December 31, 2012.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price per share of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders(1)	19,400,728 (2)	$12.40 (3)	29,782,453 (4)
Equity compensation plans not approved by security holders	—	—	—
Total	19,400,728	$12.40	29,782,453

(1)	Includes the following plans: 2009 Equity Incentive Plan, 2008 Stock Plan, Amended and Restated 2000 Stock Plan and 2011 Employee Stock Purchase Plan.
(2)	Excludes purchase rights accruing under the 2011 Employee Stock Purchase Plan.
(3)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of restricted stock units, since restricted stock units have no exercise price.
(4)	Includes 22,359,286 shares of common stock available for issuance under the 2009 Equity Incentive Plan and 7,423,167 shares are available for issuance under the 2011 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Review of Related Person Transactions

In accordance with the charter for the Audit Committee of the Board of Directors, our Audit Committee is responsible for reviewing and approving any related person transaction. Prior to the creation of our Audit Committee, our full Board of Directors reviewed related person transactions.

All of the transactions set forth above were approved or ratified by our Board of Directors or Audit Committee. We believe that we have executed all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. We intend to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by our Audit Committee on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•	Directors, nominees for director and executive officers of Fortinet;
•	Any person known to be the beneficial owner of more than five percent of Fortinet’s common stock (a “5% Stockholder”); and
•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, Fortinet’s directors, certain officers and any persons holding more than ten percent of Fortinet’s common stock are required to report initial ownership of the Fortinet common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Fortinet is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely on a review of the reports furnished to Fortinet, or written representations from reporting persons that all reportable transaction were reported, Fortinet believes that during the fiscal year ended December 31, 2012, Fortinet’s directors, certain officers and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Fortinet’s common stock, as of March 31, 2013, for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our non-employee directors and nominees;
•	each of our executive officers named in the Summary Compensation Table of this proxy statement; and
•	all directors and current executive officers of Fortinet as a group.

5% Stockholders, Directors, Director Nominees and Officers(1)	Shares Beneficially Owned (#)(2)	Percentage Beneficially Owned (%)(2)
5% Stockholders:
Wells Fargo & Company(3)	15,734,210	9.7
Non-Employee Directors and Nominees:
Ming Hsieh	—	*
Chenming Hu	—	*
Hong Liang Lu(4)	48,062	*
William H. Neukom	—	*
Christopher B. Paisley(4)	151,062	*
Named Executive Officers:
Ken Xie(5)	14,158,021	8.7%
Nancy Bush(4)	21,249	*
Kenneth Goldman	—	*
Michael Xie(6)	13,882,745	8.5%
John Whittle(4)	61,350	*
All directors and current executive officers as a group (9 persons)(7)	28,322,489	17.3%

*	Represents less than 1% of the total.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Fortinet, Inc., 1090 Kifer Road, Sunnyvale, California 94086.
(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 31, 2013, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 162,139,937 shares of common stock outstanding on March 31, 2013.
(3)	Based solely on information reported by Wells Fargo & Company, a parent holding company, on its own behalf and on behalf of certain of its subsidiaries on Schedule 13G/A filed with the SEC on March 29, 2013. Wells Fargo & Company, as parent company, reported beneficial ownership of 15,734,210 shares, with sole voting and dispositive power over 92,528 shares, shared voting power over 14,352,935 shares and shared dispositive power over 15,610,085 shares. Wells Capital Management Incorporated, an investment adviser and subsidiary of Wells Fargo & Company, reported beneficial ownership of 14,571,745 shares, with shared voting power over 2,431,615 shares and shared dispositive power over 14,571,745 shares, and Wells Fargo Funds Management, LLC, an investment adviser and subsidiary of Wells Fargo & Company, reported beneficial ownership of 11,388,080 shares, with sole voting and dispositive power over 173 shares, shared voting power over 11,373,600 shares and shared dispositive power over 11,387,907. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.
(4)	All shares are issuable upon exercise of options exercisable within 60 days of March 31, 2013.
(5)	Includes (i) 12,712,650 shares held of record by Mr. Ken Xie; (ii) 611,000 shares held of record by The Xie Foundation, a non-profit entity for which Mr. Ken Xie serves as co-president and a director; and (iii) 834,371 shares issuable upon exercise of options exercisable within 60 days of March 31, 2013.
(6)	Includes (i) 6,628,000 shares held of record by Mr. Michael Xie; (ii) 2,341,055 shares held of record by the Michael Xie Grantor Retained Annuity Trust dated February 9, 2011 for which Mr. Michael Xie serves as a trustee; (iii) 2,341,055 shares held of record by the Danke Wu Grantor Retained Annuity Trust dated February 9, 2011 for which Mr. Michael Xie serves as a trustee; (iv) 1,317,890 shares held of record by the 2010 K.A. Family Trust dated May 3, 2010 for which the Reporting Person serves as a trustee; (v) 611,000 shares held of record by The Xie Foundation, a non-profit entity for which Mr. Michael Xie serves as co-president and a director; and (v) 643,745 shares issuable upon exercise of options exercisable within 60 days of March 31, 2013.
(7)	Includes (i) 26,562,650 shares held of record by the current directors and executive officers; and (ii) 1,759,839 shares issuable upon exercise of options exercisable within 60 days of March 31, 2013.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Fortinet’s financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Fortinet is responsible for establishing and maintaining internal controls and for preparing Fortinet’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Fortinet management and with Deloitte & Touche LLP, Fortinet’s independent registered public accounting firm;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	Received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Fortinet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Christopher B. Paisley (Chairman)
Ming Hsieh
Hong Liang Lu

OTHER MATTERS

Fortinet knows of no other matters to be submitted at the 2013 Annual Meeting. If any other matters properly come before the 2013 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2013 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed in the Notice, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Sunnyvale, California
April 29, 2013

Appendix A

FORTINET, INC.
CASH AND EQUITY INCENTIVE PLAN

PURPOSE

The purpose of the Fortinet, Inc. Cash and Equity Incentive Plan (the “Plan”) is to motivate and reward eligible employees of Fortinet, Inc. (the “Company”) for their service by providing incentive compensation in the form of cash bonuses and equity compensation. It is the intent that the incentives provided for in the Plan to certain executive officers of the Company are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”). The adoption of the Plan as to current and future covered employees (determined under Code Section 162(m)) and executive officers (within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended) is subject to the approval of the Company’s stockholders. The Plan is divided into two articles, Article I, which addresses the cash component of the Plan (the “Cash Plan”) and Article II, which addresses the equity component of the Plan (the “Equity Plan”). The Plan is effective April 16, 2013, subject to adoption by the Company’s stockholders as set forth above.

ARTICLE I

CASH BONUS PLAN

1. Definitions. The following definitions shall be applicable throughout this Article I:

(a) “Cash Award” means the amount of a cash incentive payable under the Cash Plan to a Participant with respect to a Performance Period.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.

(c) “Committee” means, to the extent Cash Awards are intended to qualify as “performance-based compensation” as defined in Section 162(m) of the Code, two (2) or more “outside directors” within the meaning of Section 162(m) of the Code, and where such Cash Awards are not intended to constitute performance-based compensation, the Compensation Committee or a committee delegated by the Compensation Committee.

(d) “Participant” means any officer or key employee of the Company who is designated as a Participant by the Committee.

(e) “Performance Goal” means an objective formula or standard determined by the Committee with respect to each Performance Period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Code Section 162(m): operating income, operating cash flow and operating expense; earnings before interest, taxes, depreciation and amortization and net earnings (both which may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or adjusted to exclude any or all non-GAAP items); cash flow; market share; (v) billings; sales; revenue; profits before interest and taxes; expenses; cost of goods sold; profit/loss or profit margin; working capital; return on capital, equity or assets; earnings per share; economic value added; stock price; price/earnings ratio; debt or debt-to-equity; accounts receivable; writeoffs; cash; assets; liquidity; operations; intellectual property (e.g., patents); product development; regulatory activity; manufacturing, production or inventory; mergers and acquisitions or divestitures; financings; customer satisfaction; and /or total shareholder return, each with respect to the Company and/or one or more of its affiliates or operating units. Awards issued to Participants who are not subject to the limitations of Code Section 162(m) may take into account other factors (including subjective factors).

(f) “Performance Period” means any period not exceeding 60 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

2. Administration. The Cash Plan shall be administered by the Committee, which shall have the discretionary authority to interpret the provisions of the Cash Plan, including all decisions on eligibility to participate, the establishment of payment targets and the amount of the Awards payable under the Cash Plan. The decisions of the Committee shall be final and binding on all parties making claims under the Cash Plan. The Committee may delegate its administrative authority in whole or in part with respect to Awards issued to Participants who are not current or future covered employees or executive officers (each, as defined in Section 1).

3. Eligibility. Officers and key employees of the Company shall be eligible to participate in the Cash Plan as determined at the sole discretion of the Committee.

4. Amount of Awards.

(a) With respect to each Participant, the Committee will establish one or more Performance Periods, an individual Participant incentive target for each Performance Period and the Performance Goal or Goals to be met during such Performance Periods. With respect to Participants who are or may become subject to Code Section 162(m), the establishment of the Performance Period(s), the applicable Performance Goals and the targets shall occur in compliance with and to the extent required by the rules of Code Section 162(m).

(b) The maximum amount of any Awards that can be paid under the Cash Plan to any Participant during any Performance Period is $10,000,000. The Committee reserves the right, in its sole discretion, to reduce or eliminate the amount of an Award otherwise payable to a Participant with respect to any Performance Period. In addition, with respect to Awards issued to Participants who are not subject to the limitations of Code Section 162(m), the Committee reserves the right, in its sole discretion, to increase the amount of an Award otherwise payable to a Participant with respect to any Performance Period.

5. Payment of Awards.

(a) Unless otherwise determined by the Committee, a Participant must be employed on the date the Award is to be paid. The Committee may make exceptions to this requirement in the case of death or disability or under other circumstances, as determined by the Committee in its sole discretion.

(b) Any distribution made under the Cash Plan shall be made in cash and occur within a reasonable period of time after the end of the Performance Period in which the Participant has earned the Award but may occur prior to the end of the Performance Period with respect to Awards issued to Participants who are not subject to the limitations of Code Section 162(m); provided, that no Award shall become payable to a Participant who is subject to the limitations of Code Section 162(m) with respect to any Performance Period until the Committee has certified in writing that the terms and conditions underlying the payment of such Award have been satisfied. Notwithstanding the foregoing, in order to comply with the short-term deferral exception under section 409A of the Code, if the Committee waives the requirement that a Participant must be employed on the date the Award is to be paid, payout shall occur no later than the 15th day of the third month following the later of (i) the end of the Company’s taxable year in which such requirement is waived or (ii) the end of the calendar year in which such requirement is waived.

6. General.

(a) Right to Deduct. The Company shall have the right to deduct from all Awards any federal, state or local income and/or payroll taxes required by law to be withheld with respect to such payments. The Company also may withhold from any other amount payable by the Company or any affiliate to the Participant an amount equal to the taxes required to be withheld from any Award.

(b) No Continued Employment. Nothing in the Cash Plan shall confer on any Participant the right to continued employment with the Company or any of its affiliates, or affect in any way the right of the Company or any affiliate to terminate the Participant’s employment at any time, and for any reason, or change the Participant’s responsibilities. Awards represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Award shall have no rights other than those of a general unsecured creditor to the Company.

(c) Beneficiaries. To the extent the Committee permits beneficiary designations, any payment of Awards due under the Cash Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company’s practices. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s legal representative. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee prior to the Participant’s death.

(d) Nontransferability. A person’s rights and interests under the Cash Plan, including any Award previously made to such person or any amounts payable under the Cash Plan, may not be assigned, pledged, or transferred except, in the event of a Participant’s death, to a designated beneficiary as provided in the Cash Plan, or in the absence of such designation, by will or the laws of descent and distribution.

(e) Expenses. The expenses of administering the Cash Plan shall be borne by the Company.

(f) Titles and Headings. The titles and headings of the sections in the Cash Plan are for convenience of reference only, and in the event of any conflict, the text of the Cash Plan, rather than such titles or headings, shall control.

(g) Intent. The intention of the Company and the Committee is to administer the Cash Plan in compliance with Code Section 162(m) so that the Awards paid under the Cash Plan to Participants who are or may become subject to Code Section 162(m) will be treated as performance-based compensation under Code Section 162(m)(4)(C). If any provision of the Cash Plan does not comply with the requirements of Code Section 162(m), then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other Participants, the Cash Plan may be operated without regard to the constraints of Code Section 162(m).

(h) Validity. The validity, construction, and effect of the Cash Plan, any rules and regulations relating to the Cash Plan, and any Award shall be determined in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law. No Award made under the Cash Plan shall be intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

(i) Amendments and Termination. The Committee may terminate the Cash Plan at any time, provided such termination shall not affect the payment of any Awards accrued under the Cash Plan prior to the date of the termination. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Cash Plan in whole or in part, provided however, that any amendment of the Cash Plan shall be subject to the approval of the Company’s shareholders to the extent required to comply with the requirements of Code Section 162(m), or any other applicable laws, regulations or rules.

8. Stockholder Approval and Term. The Cash Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Cash Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Cash Plan will become effective upon its adoption by the Board. It will continue in effect for a term of five (5) years from the date adopted by the Company’s stockholders, unless terminated earlier under Section 7(i) of the Cash Plan.

ARTICLE II

EQUITY PLAN

The Equity Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

1. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Equity Plan, in accordance with Section 3 of the Equity Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal, state and foreign securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Equity Plan.

(c) “Award” means, individually or collectively, a grant under the Equity Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Equity Plan. The Award Agreement is subject to the terms and conditions of the Equity Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

    (i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection 0, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

    (ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause 0, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

    (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection 0, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection 0(B)(3). For purposes of this subsection 0, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this Section 00, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(g) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 3 hereof.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Fortinet, Inc., a Delaware corporation, or any successor thereto.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(m) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

    (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

    (iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

    (iv) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(o) “Fiscal Year” means the fiscal year of the Company.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means a stock option granted pursuant to the Equity Plan.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Participant” means any officer or key employee of the Company who is granted an Award.

(v) “Performance Goals” means an objective formula or standard determined by the Committee with respect to each Performance Period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Code Section 162(m): operating income, operating cash flow and operating expense; earnings before interest, taxes, depreciation and amortization and net earnings (both which may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or adjusted to exclude any or all non-GAAP items); cash flow; market share; (v) billings; sales; revenue; profits before interest and taxes; expenses; cost of goods sold; profit/loss or profit margin; working capital; return on capital, equity or assets; earnings per share; economic value added; stock price; price/earnings ratio; debt or debt-to-equity; accounts receivable; writeoffs; cash; assets; liquidity; operations; intellectual property (e.g., patents); product development; regulatory activity; manufacturing, production or inventory; mergers and acquisitions or divestitures; financings; customer satisfaction; and /or total shareholder return, each with respect to the Company and/or one or more of its affiliates or operating units. Awards issued to Participants who are not subject to the limitations of Code Section 162(m) may take into account other factors (including subjective factors)

(w) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 0.

(x) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 0.

(y) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(z) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(aa) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 6 of the Equity Plan, or issued pursuant to the early exercise of an Option.

(bb) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 7. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(cc) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Equity Plan.

(dd) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ee) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Equity Plan.

(ff) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 0 is designated as a Stock Appreciation Right.

(gg) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

2. Shares.

(a) Shares. The Shares underlying an Award will be issued from the Company’s 2009 Equity Incentive Plan (the “2009 Plan”).

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will revert back to the 2009 Plan (unless such plan has terminated). Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will revert back to the 2009 Plan.

(c) Maximum Number. The maximum number of Shares that may be granted as ISOs is 25,000,000. No Participant will be eligible to receive more than 5,000,000 Shares in any calendar year under the Equity Plan pursuant to the grant of Awards except that new employees of the Company or Subsidiary (including new employees who are also officers of the Company or any Subsidiary) are eligible to receive up to a maximum of 10,000,000 Shares in the calendar year in which they commence their employment.

3. Administration of the Equity Plan.

(a) Procedure.

    (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Employees may administer the Equity Plan.

    (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Equity Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

    (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

    (iv) Other Administration. Other than as provided above, the Equity Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Equity Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

    (i) to determine the Fair Market Value;

    (ii) to select the Participants to whom Awards may be granted hereunder;

    (iii) to determine the number of Shares to be covered by each Award granted hereunder;

    (iv) to approve forms of Award Agreements for use under the Equity Plan;

    (v) to determine the terms and conditions, not inconsistent with the terms of the Equity Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

    (vi) to construe and interpret the terms of the Equity Plan and Awards granted thereunder;

    (vii) to prescribe, amend and rescind rules and regulations relating to the Equity Plan, obtaining favorable tax treatment or for any other purpose the Administrator determines is desirable and consistent with the terms of the Equity Plan;

    (viii) to modify or amend each Award (subject to Section 17 and Section 20 of the Equity Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 5(b) of the Equity Plan regarding Incentive Stock Options);

    (ix) to allow Participants to satisfy withholding tax obligations in such manner as provided for herein;

    (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

    (xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

    (xii) to make all other determinations deemed necessary or advisable for administering the Equity Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

4. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and Incentive Stock Options may be granted to officers and key employees of the Company and its Subsidiaries.

5. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 5(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

    (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

      (1) In the case of an Incentive Stock Option

          a. granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

          b. granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

      (2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

      (3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

    (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

    (iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Equity Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

    (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Equity Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Equity Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if allowed by the Administrator and requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Equity Plan.

    (ii) Termination of Relationship. If a Participant ceases to be an employee, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the 2009 Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the 2009 Plan.

    (iii) Disability of Participant. If a Participant ceases to be an employee as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the 2009 Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the 2009 Plan.

    (iv) Death of Participant. If a Participant dies while an employee, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the 2009 Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the 2009 Plan.

6. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Equity Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 6, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 6, Shares of Restricted Stock covered by each Restricted Stock grant made under the Equity Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the 2009 Plan.

7. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Equity Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Performance Goals, Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Return of RSUs to Company. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company. On the date set forth in the Award Agreement, all unearned Restricted Stock Units that have not vested will revert to the Company and again will become available for grant under the 2009 Plan.

8. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Equity Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Equity Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Equity Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Equity Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5(b) relating to the maximum term and Section 5(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

    (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

    (ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to employees at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant and the extent to which such Awards are intended to be granted in compliance with Code Section 162(m).

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator or the Committee will set Performance Goals, performance objectives or other vesting provisions (including, without limitation, continued status as an employee) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares

(which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Return of Performance Units/Shares to Company. All unearned or unvested Performance Units/Shares will be forfeited to the Company and again will become available for grant under the 2009 Plan.

10. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or contrary to Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

11. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

12. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under hereunder, will adjust the number and class of Shares that may be delivered and/or the number, class, and price of Shares covered by each outstanding Award and the numerical Share limits in Section 2 of the Equity Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 1(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals or Performance Goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

13. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes and social insurance contributions (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Equity Plan and each Award Agreement under the Equity Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

14. No Effect on Employment or Service. Neither the Equity Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Participant’s employer or contracting company, nor will they interfere in any way with the Participant’s right or the Participant’s employer or contracting company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

15. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

16. Term of Equity Plan. Subject to Section 21 of the Equity Plan, the Equity Plan will become effective upon its adoption by the Board. It will continue in effect for a term of five (5) years from the date adopted by the Company’s stockholders, unless terminated earlier under Section 17 of the Equity Plan.

17. Amendment and Termination of the Equity Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Equity Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Equity Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Equity Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Equity Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Equity Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

20. Repricing, Exchange and Buyout of Awards. The repricing of Options or SARs is not permitted without prior stockholder approval. Repricing is defined as the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, substitute, buyout or exchange outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless such consent is not required), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

21. Stockholder Approval. The Equity Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Equity Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

## Fortinet, Inc.

**IMPORTANT ANNUAL MEETING INFORMATION**

### Electronic Voting Instructions

**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 19, 2013.**

**Vote by Internet**

- Go to **www.envisionreports.com/FTNT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

**Vote by telephone**

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors Recommends a Vote "For" each of the Nominees listed in Proposal 1 and "For" Proposals 2, 3 and 4.**

1. ELECTION OF TWO CLASS I DIRECTORS

| Nominees: | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|
| 01 - Ming Hsieh | ☐ | ☐ | 02 - Christopher B. Paisley | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. To ratify the appointment of Deloitte & Touche LLP as Fortinet's independent registered accounting firm for the fiscal year ending December 31, 2013. | ☐ | ☐ | ☐ |
| 3. Advisory vote to approve named executive officer compensation. | ☐ | ☐ | ☐ |
| 4. To approve the adoption of the Fortinet, Inc. Cash and Equity Incentive Plan. | ☐ | ☐ | ☐ |

**B Non-Voting Items**

**Change of Address** — Please print your new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark the box to the right if you plan to attend the Annual Meeting. ☐

**C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

**NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.**

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

01NCFB

**Important notice regarding the Internet availability of proxy materials for the 2013 Annual Meeting of Stockholders.**
The Proxy Statement and the 2012 Annual Report are available at:
**http://www.envisionreports.com/FTNT**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — FORTINET, INC.

### Annual Meeting of Stockholders to be Held on June 20, 2013

**THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FORTINET, INC.**

The undersigned hereby appoints Ken Xie and John Whittle, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Fortinet, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Fortinet, Inc. to be held June 20, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

**THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.**

**(Continued and to be marked, dated and signed, on the other side)**